Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          Horizon Financial Corp.
------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

                          Horizon Financial Corp.
------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
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(2)  Aggregate number of securities to which transactions applies:
                              N/A
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
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(4)  Proposed maximum aggregate value of transaction:
                              N/A
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
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(4)  Date filed:
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



                               June 19, 2002

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Horizon Financial Corp. to be held at the Fox Hall, 1661 W. Bakerview Road, Bellingham, Washington, on July 23, 2002 at 1:00 p.m., Pacific Time.

     The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of Moss Adams LLP, will be present to respond to any questions our shareholders may have.

     Please sign, date and return the enclosed proxy card. If you attend the meeting and vote your shares at the meeting, please note the following:


         1. If you are a shareholder of record and you have physical possession of the stock certificates: You may vote in person even if you have voted by proxy previously.

         2. If your shares are held by a brokerage firm or other nominee, and you want to vote in person at the meeting: Please contact your broker or agent for a "Legal Proxy" from your brokerage firm and bring the Legal Proxy to the meeting for voting. Without the Legal Proxy, you will not be able to vote in person at the meeting.

     Your continued interest and support of the Corporation and Horizon Bank are sincerely appreciated.

                                    Sincerely,


                                    /s/V. Lawrence Evans
                                    V. Lawrence Evans
                                    Chairman of the Board

                            HORIZON FINANCIAL CORP.
                             1500 Cornwall Avenue
                        Bellingham, Washington  98225


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on July 23, 2002


     NOTICE IS HEREBY GIVEN THAT the 2002 Annual Meeting of Shareholders ("Meeting") of Horizon Financial Corp. ("Corporation") will be held at the Fox Hall which is located at 1661 W. Bakerview Road, Bellingham, Washington on July 23, 2002 at 1:00 p.m., Pacific Time.

     A Proxy Card and Proxy Statement for the Meeting are enclosed herewith.

     The Meeting is for the purpose of considering and acting upon:

     (1)   The election of four directors of the Corporation; and

     (2) Such other matters as may properly come before the Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on June 5, 2002, are the shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  /S/RICHARD P. JACOBSON
                                  RICHARD P. JACOBSON
                                  SECRETARY

Bellingham, Washington
June 19, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             PROXY STATEMENT
                                   OF
                          HORIZON FINANCIAL CORP.
                           1500 Cornwall Avenue
                      Bellingham, Washington  98225
                              (360) 733-3050

                      ANNUAL MEETING OF SHAREHOLDERS
                              July 23, 2002

------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Horizon Financial Corp. ("Horizon Financial" or the "Corporation"), the holding company for Horizon Bank ("Horizon Bank" or the "Bank"), to be used at the 2002 Annual Meeting of Shareholders of the Corporation ("Meeting") which will be held at the Fox Hall, 1661 W. Bakerview Road, Bellingham, Washington, on Tuesday, July 23, 2002 at 1:00 p.m., Pacific Time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are being first mailed to shareholders on or about June 19, 2002.

                           REVOCATION OF PROXIES
                           ---------------------

     Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation or the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. An executed proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein provided they are executed. Where no instructions are indicated, executed proxies will be voted for the nominees for directors set forth below.

                        VOTING AND PROXY PROCEDURE
                        --------------------------

     Shareholders Entitled to Vote. Shareholders of record as of the close of business on June 5, 2002 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Corporation then held. Shareholders are not permitted to cumulate their votes for the election of directors. As of the Voting Record Date the Corporation had 8,567,557 shares of Common Stock issued and outstanding.

     As provided in the Corporation's Articles of Incorporation, record holders of the Corporation's Common Stock who beneficially own, either directly or indirectly, in excess of 10% of the Corporation's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

     If you are a beneficial owner of the Corporation's Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of the Corporation's Common Stock held in street name in person at the Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

     Quorum. The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. The nominees for director who receive a plurality of the votes cast by the holders of the outstanding Common Stock entitled to vote at the Meeting will be elected.

     Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a shareholder of record attends the Meeting, he or she may vote by ballot. The Board recommends a vote FOR the election of the nominees for director.

     The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.

     Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     If your Common Stock of the Corporation is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction formto your broker or bank, you must contact your broker or bank.

     Participants in the ESOP. If a shareholder is a participant in the Horizon Bank Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

     Persons and groups who beneficially own in excess of five percent of the Corporation's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Corporation, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Corporation's directors, "named executive officers," and all directors and executive officers as a group.

                                     Number of Shares       Percent of Shares
Name                             Beneficially Owned (1)(2)     Outstanding
-----------------------------    ------------------------   -----------------

Beneficial Owners of More Than 5%

Dimensional Fund Advisors (3)            557,939                  6.51%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

                       (table continued on following page)

                                     Number of Shares       Percent of Shares
Name                             Beneficially Owned (1)(2)     Outstanding
-----------------------------    ------------------------   -----------------

Directors

Robert C. Diehl                           38,878                   0.45%
Fred R. Miller                            89,665                   1.05
Frank G. Uhrig                            97,064                   1.13
James A. Strengholt                        5,580                   0.07
Dennis C. Joines (4)                          --                     --
Richard R. Haggen                         54,826                   0.64
Gary E. Goodman                            1,366                   0.02
Robert C. Tauscher                         2,275                   0.03

Named Executive Officers(5)

V. Lawrence Evans                        193,896                   2.26
Richard P. Jacobson                       26,861                   0.31

All Executive Officers and
 Directors as a Group (13 persons)       567,912                   6.63%

---------------
(1) Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children, except as otherwise noted. The named individuals effectively exercise sole or shared voting and investment power over these shares.
(2) Includes shares of Common Stock subject to outstanding stock options which are exercisable within 60 days after the Voting Record Date.
(3) Based on a Schedule 13F dated March 31, 2002, filed with the SEC that discloses sole voting and dispositive power as to 557,939 shares.
(4) Effective April 23, 2002, Dennis C. Joines was appointed a director of the Corporation and the Bank.
(5) Under SEC regulations the term "named executive officer(s)" is defined to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Mr. Evans, President, Chief Executive Officer and Chairman of the Board of the Corporation and Chief Executive Officer and Chairman of the Board of the Bank, and Mr. Jacobson, Vice President and Secretary of the Corporation and Executive Vice President of the Bank, were the Corporation's only "named executive officers" during the fiscal year ended March 31, 2002.

                     PROPOSAL I -- ELECTION OF DIRECTORS
                     -----------------------------------

     The Corporation's Board of Directors consists of nine directors. The Corporation's bylaws provide that directors will be elected for three-year staggered terms with approximately one-third of the directors elected each year.

     Effective January 31, 2002, Mr. George W. Gust, retired as a director of the Corporation having reached the mandatory retirement age for directors as provided in the Corporation's Bylaws. Mr. Gust served as Chairman of the Board of the Corporation from 1995 until he retired from that position on July 24, 2001. He continued serving as a director of the Corporation until his retirement in January 2002. Since joining the Bank in 1975, Mr. Gust has served as President of the Bank from 1977 to May 14, 1990 and as Chairman of the Bank from August 1984 to July 1997.

     Effective April 23, 2002, Dennis C. Joines was appointed President, Chief Operating Officer and a director of the Bank, and as a director of the Corporation. Mr. Evans, who formerly served as President of the Bank, will continue to serve as Chief Executive Officer and Chairman of the Bank and President, Chief Executive Officer and Chairman of the Corporation.

     Accordingly, at the Meeting, three directors will be elected to serve for a three-year term, and one director will be elected to serve for a two-year term, or until their respective successors have been duly elected and qualified. The Board of Directors has nominated for election as directors V. Lawrence Evans, Richard R. Haggen, and Robert C. Tauscher, each for three-year terms, and Dennis C. Joines for a two year term. Messrs. Evans, Haggen, Tauscher and Joines are each current members of the Board of Directors of the Corporation and the Bank.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for the terms specified in the table below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board may reduce the number of directors to eliminate the vacancy. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. EVANS, HAGGEN, TAUSCHER AND JOINES.

     The following table sets forth certain information regarding the nominees for election at the Meeting and those directors continuing in office after the Meeting.

                                        Year First Elected        Term to
     Name                  Age(1)    or Appointed Director(2)      Expire
     -----------------     ------    ------------------------     --------

                                NOMINEES
                                --------

     V. Lawrence Evans       55                 1990                2005(3)
     Richard R. Haggen       57                 1994                2005(3)
     Robert C. Tauscher      52                 2001                2005(3)
     Dennis C. Joines        52                 2002                2004(3)

                          CONTINUING DIRECTORS
                          --------------------

     Robert C. Diehl         63                 1976                2003
     Fred R. Miller          65                 1984                2003
     Gary E. Goodman         54                 1998                2003
     Frank G. Uhrig          71                 1978                2004
     James A. Strengholt     49                 2000                2004

-----------
(1)  As of March 31, 2002.
(2)  Includes prior service on the Board of Directors of the Bank.
(3)  Assuming the individual is elected or re-elected.

     The principal occupation of each director nominee of the Corporation for the last five years is set forth below. Unless otherwise stated, each director resides in the State of Washington.

     V. LAWRENCE EVANS joined the Bank in 1972 and served as the Bank's Executive Vice President from 1983 to 1990. Mr. Evans served as President of the Bank from May 14, 1990 to April 23, 2002. He has served as Chief Executive Officer of the Bank since March 26, 1991 and as Chairman of the Bank's Board of Directors since July 1997. Mr. Evans also serves as President and Chief Executive Officer of the Corporation and, effective July 24, 2001, as Chairman of the Board of the Corporation.

     RICHARD R. HAGGEN is an owner and co-chairman of the Board of Directors of Haggen, Inc., a retail grocery chain.

     ROBERT C. TAUSCHER is the President and Chief Executive Officer of Team Corporation, a manufacturer of vibration testing equipment, in Burlington, Washington.

     DENNIS C. JOINES is President and Chief Operating Officer of the Bank and a Director of the Corporation and the Bank. He joined the Bank on April 23, 2002 following an extensive career in the Pacific Northwest banking industry for over 30 years. Most recently, Mr. Joines was Senior Vice President/National Small Business and SBA Manager for Washington Mutual Bank from 2001 to 2002. Prior to that time, he served in a variety of key roles at KeyBank from 1993 to 2001.

     ROBERT C. DIEHL is the President and General Manager of Diehl Ford, Inc., an automobile dealership.

     FRED R. MILLER is the retired and former owner and President of the Skagit Bonded Collectors, Inc., Mount Vernon, Washington.

     GARY E. GOODMAN is the refinery manager for the Phillips 66 Refinery in Ferndale, Washington.

     FRANK G. UHRIG is the manager and the majority shareholder of Yeager's Sporting Goods and Marine which sells sporting goods, boats, motors and general merchandise.

     JAMES A. STRENGHOLT is the Vice President of Strengholt Construction Company, Inc., a general building contractor based in Lynden, Washington.

             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
             -------------------------------------------------

     The Boards of Directors of the Corporation and the Bank conduct their business through meetings of the Boards and through their committees. During fiscal 2002, the Board of Directors of the Corporation held eight meetings. No director of the Corporation attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which the director served.

     The full Board of Directors of the Corporation acts as a Nominating Committee for the annual selection of its nominees for election as directors. The Corporation's Bylaws provide that any nomination to the Board of Directors (except one proposed by the existing Board of Directors of the Corporation) must be in writing and delivered or mailed to the Chairman of the Board of the Corporation at least 20 days prior to the meeting of shareholders called for the election of directors. The Board of Directors met twice during the 2002 fiscal year in its capacity as the Nominating Committee.

     The Executive Committee of the Corporation is composed of Directors Diehl, Evans, Joines and Miller. This Committee meets at least monthly to advise management of the Corporation between meetings of the Board of Directors. The Executive Committee met 12 times during the 2002 fiscal year.

     The Audit Committee of the Corporation is composed of Directors Miller, Haggen, Strengholt and Tauscher. The Audit Committee is responsible for examining and evaluating the activities of the Corporation and reporting its findings to the Board. This examination determines the reliability of information produced on behalf of the Corporation and the effectiveness of internal practices and procedures and the efficiency of operations. The Audit Committee also assists the Board in the selection of independent accountants. The Audit Committee met five times during the 2002 fiscal year.

     The Compensation and Retirement Committee is composed of Directors Diehl and Miller. This Committee makes recommendations to the Board of Directors concerning corporation compensation packages and retirement plans. The Compensation and Retirement Committee met once during the 2002 fiscal year.

                          DIRECTORS' COMPENSATION
                          -----------------------

     Each director of the Corporation is also a director of the Bank. Directors of the Corporation received no additional compensation for attendance at any meeting of the Corporation's Board of Directors during the 2002 fiscal year. Members of the Bank's Board of Directors receive an annual retainer of $9,000 and $400 for attendance at each Board meeting. The Chairman of the Board receives an additional $400 per month. Directors also receive $300 for each committee meeting attended held on the day of a regular meeting or a special board meeting held by telephone conference call, and $300 for attendance at a special board meeting or a committee meeting held on a day other than the day of a regular board meeting. Members of the Executive Committee receive $400 per month. Employees of the Bank who are also directors do not receive compensation for their attendance at any board or committee meetings.

                           EXECUTIVE COMPENSATION
                           ----------------------

     Summary Compensation Table. The following information is furnished for the Chief Executive Officer of the Corporation and the Bank, and one executive officer of the Corporation who received salary and bonus in excess of $100,000 during the fiscal year ended March 31, 2002. No other executive officer's total annual salary and bonus for the last completed fiscal year exceeded $100,000.

                                                                             Long-Term
                                                                           Compensation
                                    Annual Compensation*                      Awards
                      --------------------------------------------------   ------------
                                                                            Securities
Name and                                                  Other Annual      Underlying        All Other
Position              Year   Salary($)    Bonus($)     Compensation($)(1)    Options(#)   Compensation($)(3)
------------------    ----   ---------    --------     ------------------  ------------  -------------------

V. Lawrence Evans(2)  2002   $182,700     $18,441           $115,257            --             $24,573
 President, Chief
 Executive Officer    2001    182,700      17,351             97,117           8,625            23,772
 and Chairman of      2000    174,000      17,809             74,550           5,750            24,997
 the Board of the
 Corporation and
 Chief Executive
 Officer and
 Chairman of the
 Board of the Bank

Richard P. Jacobson   2002     91,800       9,090               --              --              13,463
 Vice President and
 Secretary of the     2001     88,200       8,376               --             4,370            10,934
 Corporation and      2000     83,050       7,527               --             5,750            10,439
 Executive Vice
 President and
 Secretary of the
 Bank


------------
*    All compensation is paid by the Bank.
(1) Amounts reflect: for Mr Evans, deferred compensation under the Bank's deferred compensation plan.
(2) Effective April 23, 2002, Mr. Dennis C. Joines was appointed President and Chief Operating Officer of the Bank. Mr. Evans, who formerly served as President of the Bank, will continue to serve as Chief Executive Officer and Chairman of the Bank and President, Chief Executive Officer and Chairman of the Corporation.
(3) Amounts for fiscal 2002 reflect: for Mr. Evans, contributions of $3,467 to the Bank's ESOP, $17,150 to the Bank's Retirement Savings and Investment Plan, $1,032 for life insurance premiums; and $2,924 for an automobile and other allowance; for Mr. Jacobson, contributions of $1,872 to the Bank's ESOP, $9,117 to the Bank's Retirement Savings and Investment Plan, $193 for life insurance premiums; and $2,281 for an automobile and other allowance.

     Option Grant Table. No options were granted to Messrs. Evans and Jacobson during the fiscal year ended March 31, 2002.

     Option Exercise/Value Table. The following information with respect to options exercised during the fiscal year ended March 31, 2002, and remaining unexercised at the end of the fiscal year, is presented for Messrs. Evans and Jacobson.


                                                       Number of
                                                Securities Underlying            Value of Unexercised
                                                 Unexercised Options             In-the-Money Options
                     Shares                      at Fiscal Year End(#)          at Fiscal Year End($)(1)\
                  Acquired on     Value       ---------------------------    ----------------------------
Name              Exercise (#)  Realized($)   Exercisable   Unexercisable    Exercisable    Unexercisable
---------------   ------------  -----------   -----------   -------------    -----------    -------------
V. Lawrence Evans     --            --           74,439         12,217         $300,595        $46,890
Richard P. Jacobson    -            --           22,070          8,393           63,642         31,319

---------------
(1)     Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-
        money options on March 31, 2002 less the option exercise price.  Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.




     Employment and Severance Agreements. The Corporation and the Bank are parties to an employment contract with Mr. Evans. The agreement renews automatically for an additional one year term until either of the parties notifies the other in writing of its intent not to renew the contract. Under the agreement, Mr. Evans' current annual base compensation is $182,700. In addition, Mr. Evans is entitled to participate in and to receive all benefits which are applicable to the Corporation's executive employees. The agreement also provides for compensation to be paid to Mr. Evans in the event of his disability, termination without cause or in the event of a change in control of the Corporation. In the event of a change in control (as defined in the agreement), Mr. Evans would be entitled to receive an amount equal to 2.99 times the average annual base compensation received prior to the date of change of control for the most recent five taxable years. Assuming that a change in control had occurred during fiscal 2002, Mr. Evans would have been entitled to a cash payment equal to approximately $527,077 based on his current annual compensation.

     On June 11, 2002, the Bank entered into a severance agreement with Mr. Joines, a director of the Corporation and President, Chief Operating Officer and a director of the Bank, in connection with his employment on April 23, 2002. The agreement is for an initial term of 36 months, and may be extended
annually unless either party elects not to extend the agreement.   The
agreement provides that if a "change in control" of the Corporation or the Bank occurs, and within 12 months thereafter the executive's employment is involuntarily terminated without just cause, or the executive voluntarily terminates his employment for good reason, as defined in the agreement, he will be entitled to receive a severance payment equal to 2.99 times his annual compensation. Assuming that Mr. Joines was employed, and a change in control had occurred at March 31, 2002, Mr. Joines would be entitled to a severance payment of approximately $493,350.

     Deferred Compensation Plan. The Bank has established a deferred compensation plan for certain of its officers, including Mr. Evans. The plan provides for additional retirement benefits payable over a 12 to 17 year period following retirement. In connection with the funding of the Bank's obligation under the plan, the Bank has acquired life insurance policies on the lives of plan participants. Deferred compensation expense for Mr. Evans amounted to $115,257, $97,117 and $74,550 in 2002, 2001 and 2000,
respectively.

                         AUDIT COMMITTEE MATTERS
                         -----------------------

     Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Corporation's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Corporation. The Audit Committee Charter, which was adopted by the Corporation's Executive Committee in June 2000 and ratified and approved by the Audit Committee in July 2000, sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Corporation.

     Report of the Audit Committee. The Audit Committee reports as follows with respect to the Corporation's audited financial statements for the year ended March 31, 2002:

     * The Audit Committee has completed its initial review and discussion of the Corporation's 2002 audited financial statements with management;

     * The Audit Committee has discussed with the independent auditors (Moss Adams LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Corporation's financial statements;

     * The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Corporation and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Corporation and its related entities, and has discussed with the auditors the auditors' independence from the Corporation; and

     * The Audit Committee has, based on its initial review and discussions with management of the Corporation's 2002 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Corporation's audited financial statements for the year ended March 31, 2002 be included in the Corporation's 2002 Annual Meeting Proxy Solicitation Materials.

           Audit Committee:           Fred R. Miller, Chairman
                                      Richard R. Haggen
                                      James A. Strengholt
                                      Robert C. Tauscher

     Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Corporation, under The Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. None of the Audit Committee members are current officers or employees of the Corporation or its affiliates.

                      COMPENSATION COMMITTEE MATTERS
                      ------------------------------

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. The Compensation Committee's duties are to recommend and administer policies that govern executive compensation for the Corporation and the Bank. The Compensation Committee evaluates executive performances, compensation policies and salaries. The Compensation Committee recommends salaries to be paid to each executive officer. The entire Board of Directors reviews the Compensation Committee's recommendations as to executive compensation, including the Chief Executive Officer, and sets these salaries.

     The executive compensation policy of the Corporation and the Bank is designed to establish an appropriate relationship between executive pay and the Corporation's and the Bank's annual and long-term performance, long-term growth objectives, and their ability to attract and retain qualified executive officers. The principles underlying the program are:

     * To attract and retain key executives who are vital to the long-term success of the Corporation and the Bank and are of the highest caliber;

     * To provide levels of compensation competitive with those offered throughout the financial industry; and

     * To motivate executives to enhance long-term shareholder value by building their ownership in the Corporation.

     The Committee also considered a variety of subjective and objective factors in determining the compensation package for individual executives including (1) the performance of the Corporation and the Bank as a whole with an emphasis on annual and long-term performance, (2) the responsibilities assigned to each executive, and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Corporation and the Bank during the year.

     Another factor the Compensation Committee (and the Board of Directors) considered when making their decisions was the overall profitability of the Corporation and Bank, rather than establishing compensation levels on the basis of whether specific financial goals had been achieved by the Corporation and the Bank.

     The annual salary for V. Lawrence Evans was $182,700 for fiscal 2001 and fiscal 2002. The bonus paid to Mr. Evans is based on the profitability of the Bank, using the same formula that applies to all employees vested in the Bank's cash profit sharing program. The Compensation Committee believes that Mr. Evans' compensation, and management compensation levels as a whole, appropriately reflect the application of the Corporation's and the Bank's executive compensation policy and the progress of the Corporation and the Bank.

                                       Compensation Committee

                                       /s/Robert C. Diehl
                                       /s/Fred R. Miller

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors consists of Directors Robert
C. Diehl and Fred R. Miller. During fiscal 2002, there were no compensation committee interlocks between the Corporation and any other entity.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return on the Nasdaq Index and the SNL Western Thrift Index, which encompasses ten western states. Total return assumes reinvestment of all dividends.

    [Graph appears here]


                                         Period Ending
                   ----------------------------------------------------------
Index              03/31/97  03/31/98  03/31/99  03/31/00  03/31/01  03/31/02
----------------   --------  --------  --------  --------  --------  --------

Horizon Financial
 Corp.              100.00    145.86    107.22     75.63     97.42    133.53

Nasdaq - Total US*  100.00    151.57    204.79    380.91    152.34    153.41

SNL Western Thrift
 Index              100.00    163.19    135.83    101.20    202.78    196.66

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2000. Used with permission. All rights reserved. crsp.com.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
                -------------------------------------------------

     Section 16(a) of the Exchange Act requires the Corporation's executive officers and directors, and persons who own more than 10% of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC within prescribed time periods. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Corporation by the above referenced persons, the Corporation believes that all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with during the fiscal year ended March 31, 2002.

                      TRANSACTIONS WITH MANAGEMENT
                      ----------------------------

     Under federal law, officers and directors of the Bank are generally prohibited from receiving any loan or extension of credit at other than market rates and terms.

                               AUDITORS
                               --------

     Moss Adams LLP served as the Corporation's auditors for the 2002 fiscal year. Presently, the Board of Directors intends to invite certain firms to submit a proposal for the Corporation's audit work for the 2003 fiscal year. Moss Adams LLP will be included in this process. A representative of Moss Adams LLP will be present at the Meeting to respond to questions from shareholders and will have the opportunity to make a statement if he or she so desires.

Audit Fees

     The aggregate fees billed to the Corporation by Moss Adams LLP for professional services rendered for the audit of the Corporation's financial statements and the reviews of the financial statements included in the Corporation Forms 10-Q were $60,700.

Financial Information Systems Design and Implementation Fees

     Moss Adams LLP performed no financial information system design or implementation work for the Corporation during the fiscal year ended March 31, 2002.

All Other Fees

     Other than audit fees, the aggregate fees billed to the Corporation by Moss Adams LLP for fiscal 2002, none of which were financial information systems design and implementation fees, were $21,950, which consisted of tax, consulting and other services. The Audit Committee of the Board of Directors determined that the services performed by Moss Adams LLP other than audit services are not incompatible with Moss Adams LLP maintaining its independence.

                                 OTHER MATTERS
                                 -------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers, and regular employees of the Corporation may solicit proxies personally or by telephone at their regular salary or hourly compensation.

     The Corporation's 2002 Annual Report to Shareholders has been mailed to all shareholders of record as of the Voting Record Date. Any shareholder who has not received a copy of such annual report may obtain a copy without charge by writing the Corporation. Such annual report is not to be treated as part of the proxy solicitation material nor having been incorporated herein by reference.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion is intended to assist in understanding the financial condition and results of operations of the Corporation and its subsidiary. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and the accompanying Notes contained herein.

Forward Looking Statements
--------------------------

     Management's Discussion and Analysis and other portions of this report contain certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This statement is for the express purpose of availing Horizon Financial to the protections of such safe harbor provisions of said Act with respect to all "forward looking statements." Horizon Financial has used "forward looking statements" to describe future plans and strategies, including expectations of Horizon Financial's potential future financial results. Management's ability to predict results or the effect of future plans and strategies is inherently uncertain. Factors that could effect results include, but are not limited to: the future level of interest rates, industry trends, general economic conditions, loan delinquency rates, and changes in state and federal regulations. These factors should be considered when evaluating the "forward looking statements" and undue reliance should not be placed on such statements.

General
-------

     Horizon Financial was formed under Washington law on May 22, 1995, and became the holding company for Horizon Bank, effective October 13, 1995. Effective June 19, 1999 the Corporation completed the acquisition of Bellingham Bancorporation, whose wholly-owned subsidiary, Bank of Bellingham, was merged with and into Horizon Bank. At March 31, 2002, the Corporation had total assets of $772.1 million, total deposits of $628.8 million and total equity of $100.6 million. The Corporation's business activities generally are limited to passive investment activities and oversight of its investment in the Bank. Accordingly, the information set forth herein, including the consolidated financial statements and related data, relates primarily to the Bank and its subsidiary.

     The Bank was organized in 1922 as a Washington State chartered mutual savings and loan association and converted to a federal mutual savings and loan association in 1934. In 1979, the Bank converted to a Washington State chartered mutual savings bank, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC"). On August 12, 1986, the Bank converted to a state chartered stock savings bank under the name "Horizon Bank, a savings bank". The Bank became a member of the Federal Home Loan Bank ("FHLB") of Seattle in December 1998. Effective March 1, 2000, the Bank changed its name to its current title, "Horizon Bank".

     The Bank's operations are conducted through 15 full-service office facilities, located in Whatcom, Skagit and Snohomish counties in Northwest Washington. The acquisition of Bellingham Bancorporation increased Horizon Financial's and Horizon Bank's presence in Whatcom County. During fiscal 2000, the Bank opened an additional office in Whatcom County, located in the Barkley Village area of Bellingham, in the northeast portion of the city. In addition to serving the growing population in this area, this serves as an operation center to support additional growth for the Corporation. The Bank also completed construction of a new office building at Murphy's Corner near Mill Creek, which replaced the Bank's leased location in that area. During fiscal 2000, the Bank purchased a bank site in Marysville, which will provide potential additional growth opportunities. In fiscal 2002, the Bank acquired a bank site in Lynnwood, Washington. The Bank is currently working on remodeling and upgrading this building, and anticipates opening for business in the fall of 2002.

     At its October 24, 2000 meeting, the Board of Directors authorized the repurchase of up to 10% (approximately 897,000 shares, as restated) of the Corporation's outstanding Common Stock over a 24 month period. During the fiscal year ended March 31, 2002, the Corporation repurchased 327,952 shares of its Common Stock, compared to the repurchase of 683,790 of Common Stock during the prior year. In total, the Corporation had repurchased 443,527 shares under this plan, as of March 31, 2002.

Operating Strategy
------------------

     The primary business of the Bank is to acquire funds in the form of deposits and wholesale funds, and to use the funds to make consumer, real estate and commercial loans in the Bank's primary market area. In addition, the Bank invests in U.S. Government and federal agency obligations, mortgage-backed securities, equity securities, and municipal securities. The Bank intends to continue to fund its assets primarily with retail deposits, although FHLB advances, and other wholesale borrowings, may be used as a supplemental source of funds.

     The Bank's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits and borrowings.

     Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The Bank's profitability is also affected by the level of other income and expenses. Other income includes income associated with the origination and sale of mortgage loans, loan servicing fees and net gains and losses on sales of interest-earning assets. Other expenses include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, data servicing expenses and other operating costs. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

     The Bank's business strategy is to operate as a well-capitalized, profitable and independent community bank, dedicated to commercial lending, home mortgage lending, consumer lending, small business lending and providing quality financial services to local personal and business customers. The Bank has sought to implement this strategy by: (i) focusing on commercial banking opportunities; (ii) continued efforts towards the origination of residential mortgage loans, including one- to- four family residential construction loans;
(iii) providing high quality, personalized financial services to individuals and business customers and communities served by its branch network; (iv) selling fixed rate mortgages to the secondary market; (v) improving asset quality; (vi) containing operating expenses; and (vii) maintaining capital in excess of regulatory requirements combined with prudent growth.

Financial Condition
-------------------

     Total consolidated assets for the Corporation as of fiscal year-end March 31, 2002 were $772,062,906, an increase of 5.80% from $729,736,156 at March
31, 2001. This increase in assets was due primarily to the growth in interest-bearing deposits, which increased 455.53% in fiscal 2002 to $69,775,000 from $12,560,012 in fiscal 2001. This growth in interest-bearing deposits was due in large part to the lower interest rate environment, which led to increased prepayments on the Bank's loan and investment security portfolio. In addition, this low rate environment allowed management to profitably sell a significant amount of long-term, fixed rate mortgages and securities from its portfolio during the year.

     The Bank sold $187,505,676 of real estate loans in fiscal 2002, compared to $73,908,347 in fiscal 2001. The Bank sells real estate loans during periods of increased loan volume to improve the Bank's cash flow and to manage its interest rate risk profile. The Bank securitized no long term, fixed rate mortgages during fiscal 2002 compared to $21,703,576 in fiscal 2001. The securitizations in the prior year, shifted loans from loans receivable into the investment portfolio, which enhanced the Bank's liquidity position and decreased the credit risk associated with the loans receivable. These securitizations also provided the Bank with collateral to borrow wholesale funds in the reverse repurchase markets.

     Total liabilities were $671,463,315 at March 31, 2002, an increase of 6.27% from $631,826,799 at March 31, 2001. The increase in liabilities was due in large part to the growth in deposits, which increased 5.52% in fiscal 2002 to $628,782,470 from $595,913,667 in the prior year. In addition, the Bank's balance sheet included $29,120,729 in other borrowings at March 31, 2002, compared to $22,938,000 at March 31, 2001.

     Shareholder equity in fiscal 2002 increased 2.75% to $100,599,591 at March 31, 2002 from $97,909,357 at fiscal 2001 year end. This increase was due primarily to the increase in net income of $10,053,957 less dividends paid and shares repurchased. The Corporation remains strong in terms of its capital position, with a shareholder equity-to-assets ratio of 13.03% at March 31, 2002, compared to 13.42% at March 31, 2001.

Results of Operations
---------------------

     Net Interest Income. Net interest income in fiscal 2002 was $26,550,259, a 12.51% increase from fiscal 2001 of $23,597,920, compared to $23,690,385 in fiscal 2000. Total interest income decreased 4.92% in fiscal 2002 to $53,090,828, from $55,837,145 in fiscal 2001, compared to$49,947,277 in fiscal
2000.

     Interest income on loans in fiscal 2002 was $47,351,811, a 4.07% decrease from $49,361,792 in fiscal 2001, compared to $43,881,883 in fiscal 2000. The decrease in fiscal 2002 was due primarily to the decrease in loans receivable resulting from the sale of mortgage loans in the secondary market. The increase in fiscal 2001 was due primarily to an overall growth in loans receivable.

     Interest and dividends on investments and mortgage-backed securities was $5,739,017 in fiscal 2002, an 11.37% decrease from $6,475,353 in fiscal 2001, compared to $6,065,394 in fiscal 2000. The decrease in fiscal 2002 was due in part to the sale of selected long-term fixed rate mortgage-backed securities during the year, which shifted a portion of the investment portfolio into liquid, short-term assets with less interest rate risk. Also contributing to this decrease was the decline in short term interest rates. The increase in fiscal 2001 was primarily due to an increase in the size of the Bank's investment portfolio.

     Total interest expense in fiscal 2002 decreased 17.68% to $26,540,569 from $32,239,225 in fiscal 2001, compared to $26,256,892 in fiscal 2000.
Interest on deposits decreased 14.46% in fiscal 2002, to $24,996,112 compared to $29,221,019 in fiscal 2001, and $24,611,084 in fiscal 2000. This decrease in fiscal 2002 was due to an overall decline in interest rates. The increase in fiscal 2001 was due to the overall growth in deposits and a higher interest rate environment at the short end of the yield curve, which greatly affects the rates paid by the bank to attract and retain deposits.

     Interest on borrowings decreased to $1,544,457 in fiscal 2002, compared to $3,018,206 in fiscal 2001, and $1,645,808 in fiscal 2000. The decrease in fiscal 2002 was due to lower outstanding balances and a declining interest rate environment. The increased expense in fiscal 2001 was due to a higher level of borrowings outstanding and a higher level of interest rates.

     Provision for Losses on Loans. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for known and inherent risks in the loan portfolio, based on management's continuing analysis of factors underlying the quality of the loan portfolio. These factors include changes in portfolio size and composition, actual loss experience, current economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans.

     The provision for loan losses was $1,089,642 for the year ended March 31, 2002 compared to $320,000 and $437,234 for the years ended March 31, 2001 and 2000, respectively. This increase resulted from management's ongoing analysis of changes in loan portfolio composition by collateral categories, overall credit quality of the portfolio, peer group analysis, and current economic conditions. The reserve for loan losses was $5.89 million, or .96%, of total loans at March 31, 2002, compared to $4.98 million, or .78%, of total loans at March 31, 2001. The increased allowance level resulted from continued loan portfolio growth in the higher-risk lending categories of commercial and multi-family construction/permanent loans and business loans during the period, which comprised $269.6 million, or 47.5%, of the portfolio at March 31, 2002, versus $201.3 million, or 33.7%, of the portfolio at March 31, 2001. In addition, commercial and multi-family loans have larger individual loan amounts, which have a greater single impact on the total portfolio quality in the event of delinquency or default. The Bank considers these reserve levels to be appropriate, due to the uncertain regional economic environment. In fiscal 2002, Northwest Washington's economy was adversely affected by a number of factors, including but not limited to slowdowns in the aerospace, technology, and telecommunications industries. In addition, other local industries were adversely affected by significantly higher expenses for electricity.

     As of March 31, 2002, there were 11 loans in the Bank's portfolio over 90 days delinquent and one real estate owned, with balances totaling $957,775, which represented 0.12% of total assets. This represents an increase from $832,299 in delinquent loan balances or 0.11% of assets at March 31, 2001.

     Non-Interest Income. Non-interest income in fiscal 2002 was $4,614,195, an increase of 56.38% from fiscal 2001 of $2,950,714, compared to $2,851,189 in fiscal 2000. The primary reason for the increase in fiscal 2002 was due to
the increase in the net gain/(loss) on the sales of loans   servicing released
to $1,554,853 from $0 in fiscal 2001. In February 2001, the Bank began selling many of its new long-term fixed rate mortgages into the secondary market on a servicing released basis. Fiscal 2002 marked the completion of the first full year of operation under this new strategy.

     The net gain or loss on sale of loans increased to a loss of $252,984 in fiscal 2002 from a loss of $251,688 in fiscal 2001, compared to a loss of $97,026 in fiscal 2000. When the Bank sells loans, the gains or losses related to the loan balances and the prices received in the secondary market are reflected as non-interest income. When the Bank sells low coupon, long-term fixed rate mortgages to reduce its interest rate risk exposure, the non-interest income portion of the income statement may show a loss, as has been the case in the past three fiscal years. The remaining outstanding fees associated with these mortgages, however, flow to the income statement as interest income. Therefore, even when the non-interest income portion of the sale reflects a loss, it is possible that the loan sales (including the fee recognition) generate an overall profit to the Bank. For example, in fiscal 2002, the fees recognized from loan sales exceeded the losses from the sale of these loans by $446,659.

     The net gain or loss on sales of investment securities decreased 34.20% to $249,393 in fiscal 2002 from $379,017 in fiscal 2001 and $185,018 in fiscal 2000. The gains in these periods were due primarily to the sale of selected common stocks and mortgage backed securities from the Bank's investment portfolio. Other non-interest income decreased 28.58% to $533,476 in fiscal 2002 from $746,964 in fiscal 2001 and $867,715 in fiscal 2000. The increase in fiscal 2001 was due to the receipt of approximately $125,000 for a trademark infringement settlement.

     Non-Interest Expense. Non-interest expense in fiscal 2002 increased to $14,890,908, a 8.25% increase from fiscal 2001 of $13,756,271, compared to
$13,243,789 in fiscal 2000. Compensation and employee benefits increased 7.52% in fiscal 2002 to $7,852,528 from $7,303,373 in fiscal 2001, compared to
$6,761,018 in fiscal 2000. The increase in compensation and employee benefits during fiscal 2002 was primarily due, to the overall growth in employment at the Bank. Contributing to the increase in compensation and employee benefits during fiscal 2001 were expenses related to the Bank's deferred compensation plan and growth in personnel in the Bank's commercial division.

     Building occupancy expense was $2,324,248 in fiscal 2002, a slight increase from $2,300,210 in fiscal 2001, compared to $2,201,486 in fiscal 2000. In fiscal 2001, factors contributing to the increase included new offices and considerable technology upgrades.

     Other non-interest expenses increased 13.46% to $3,016,851 in fiscal 2002, from $2,658,918 in fiscal 2001, compared to $2,760,783 in fiscal 2000.
The increase in fiscal 2002 is due to the overall growth of the Bank, and an increased mortgage servicing portfolio which results in increased amortization of the associated mortgage servicing asset. The increase in fiscal 2000 was due in part to additional legal and professional expenses related to the merger of Bellingham Bancorporation, along with legal fees related to trade-name infringement.

     Data processing expenses increased in fiscal 2002 to $969,739 from $914,467 in fiscal 2001, compared to $914,417 in fiscal 2000. The increases in fiscal 2002 and 2001 are attributable to the overall growth of the Bank.

     Advertising and marketing expenses increased 25.59% to $727,542 in fiscal 2002 from $579,303 in fiscal 2001, compared to $606,085 in fiscal 2000. The increase in fiscal 2002 was due primarily to the bank's additional marketing efforts to communicate its expanded commercial product lines and services, the transition to a new advertising and marketing agency, and the development of a new brand strategy for the Bank.

     Provisions for Income Tax. Income tax expense increased to $5,129,947 in fiscal 2002, from $4,201,964 in fiscal 2001, compared to $4,180,040 in fiscal 2000. The Bank's effective tax rate was approximately 34% in each of the past three fiscal years.

     Net Income. Net income of $10,053,957 for fiscal 2002 represents a 21.57% increase from net income of $8,270,399 in fiscal 2001, compared to net income of $8,680,511 in fiscal 2000. Basic earnings per share for 2002 is $1.15 on weighted average shares of 8,736,986, compared to basic earnings per share of $.90 on weighted average shares of 9,153,073 in fiscal 2001, and basic earnings per share of $.89 on weighted average shares of 9,783,107 in fiscal 2000.

Yields Earned and Rates Paid
----------------------------

     The Bank's pre-tax earnings depend primarily on its net interest income, the difference between the income it receives on its loan portfolio and other investments and its cost of money, consisting primarily of interest paid on savings deposits, and other borrowings. Net interest income is affected by
(i) the difference between rates of interest earned on its interest-earning assets and rates paid on its interest-bearing liabilities ("interest rate spread") and (ii) the relative amounts of its interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Financial institutions have traditionally used interest rate spreads as a measure of net interest income. Another indicator of an institution's net interest income is its "net yield on interest-earning assets" which is net interest income divided by average interest earning assets.


     The following table presents at the date and for the periods indicated, the total dollar amount of interest income and interest expense, as well as the resulting yields earned and rates paid.

                 At March 31,                                       Year Ended March 31,
                 ------------    ---------------------------------------------------------------------------
                     2002                   2002                     2001                       2000
                 ------------    ------------------------ ------------------------- ------------------------
                        Average                   Average                   Average                  Average
                         Yield/  Average           Yield/ Average            Yield/ Average           Yield/
                 Balance Cost    Balance  Interest Cost   Balance   Interest Cost   Balance   Interest Cost
                 ------- ----    -------  -------- ----   -------   -------- ----   -------   -------- ----
                                                          (Dollars in thousands)

Interest-
earning assets:
 Loans re-
  ceivable (1). $568,303 8.21%  $576,406  $47,352  8.21%  $594,181  $49,362  8.31%  $553,803  $43,882  7.92%
 Investment
  securities...  117,005 3.89     87,634    3,412  3.89     30,642    2,208  7.20     29,790    2,216  7.44
 Mortgage-
  backed
  securities...   33,863 6.13     37,970    2,327  6.13     64,235    4,267  6.64     60,556    3,849  6.36
                -------- ----   --------  -------  ----   --------  -------  ----   --------  -------  ----
 Total interest-
  earning
  assets.......  719,171 7.56    702,010   53,091  7.56    689,058   55,837  8.10    644,149   49,947  7.73

Interest-bearing
liabilities:
 Deposits......  628,782 4.13    604,607   24,996  4.13    573,509   29,221  5.10    531,550   24,611  4.53
 Borrowings....   29,121 5.69     27,131    1,545  5.69     44,817    3,018  6.73     29,192    1,646  5.64
                -------- ----   --------  -------  ----   --------  -------  ----   --------  -------  ----
 Total interest-
  bearing
  liabilities..  657,903 4.20    631,738   26,541  4.20    618,326   33,239  5.21    560,742   26,257  4.59
                                          -------                   -------                   -------
Net interest
 income........                           $26,550                   $23,598                   $23,690
                                          =======                   =======                   =======

Interest rate
 spread........                                    3.36%                     2.89%                     3.14%
                                                   ----                      ----                      ----

Net yield on
 interest-earning
 assets........                                    3.78%                     3.42%                     3.65%
                                                   ----                      ----                      ----

Ratio of average
 interest-earning
 assets to average
 interest-bearing
 liabilities...                                  111.12%                   111.44%                   114.87%
                                                 ======                    ======                    ======
-------------
(1)      Average balances include nonaccrual loans.


Rate/Volume Analysis
--------------------

     The table below sets forth certain information regarding changes in interest income and interest expense for the Bank for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in volume (change in volume multiplied by old rate); (2) changes in rates (change in rate multiplied by old volume); (3) changes to rate-volume (changes in rate multiplied by the change in volume); and (4) the total changes (the sum of the prior columns).


                                          Year Ended March 31,
                  ------------------------------------------------------------
                             2002 vs. 2001                2001 vs. 2000
                  ------------------------------   ---------------------------
                          Increase (Decrease)          Increase (Decrease)
                               Due to                         Due to
                  ------------------------------   ---------------------------
                                    Rate/                         Rate/
                  Volume     Rate  Volume  Total   Volume   Rate Volume  Total
                  ------     ----  ------  -----   ------   ---- ------  -----
                                           (In thousands)

Interest income:
 Interest and
  fees on loans..$(1,446) $  (581) $  17  $(2,010) $3,177  $2,146  $157 $5,480
 Investment
  securities and
  other interest-
  bearing
  securities.....  2,088   (2,133)  (691)    (736)    220     180    10    410
                 -------  -------  -----  -------  ------  ------  ---- ------
   Total interest-
    earning
    assets.......$   642  $(2,714) $(674)  (2,746) $3,397  $2,326  $167 $5,890
                 =======  =======  =====  =======  ======  ======  ==== ======

Interest expense:
 Deposit
  accounts.......$ 1,566  $(5,493) $(298) $(4,225) $1,378  $3,059  $173 $4,610
 Borrowings...... (1,191)    (467)   184   (1,474)    661     580   131  1,372
                 -------  -------  -----  -------  ------  ------  ---- ------
  Total interest-
   bearing
   liabilities...$   375  $(5,960) $(114) $(5,699) $2,039  $3,639  $304 $5,982
                 =======  =======  =====  =======  ======  ======  ==== ======


Liquidity and Capital Resources
-------------------------------

     The Bank maintains liquid assets in the form of cash and short-term investments to provide a source to fund loans, savings withdrawals, and other short-term cash requirements. At March 31, 2002, the Bank had liquid assets cash and marketable securities with maturities of one year or less) with a book value of $104,726,260.

     As of March 31, 2002, the total book value of investments and mortgage-backed securities was $144,625,129, compared to a market value of $151,111,830 with an unrealized gain of $6,486,701. As of March 31, 2001, the total book value of investments and mortgage-backed securities was $82,303,478, compared to a market value of $88,539,702 with an unrealized gain of $6,236,224. The Bank foresees no factors that would impair its ability to hold debt securities to maturity.

     The Bank's primary sources of funds are cash flow from operations, which consist primarily of mortgage loan repayments, deposit increases, loan sales, borrowings, and cash received from the maturity or sale of investment securities. The Bank's liquidity fluctuates with the supply of funds and management believes that the current level of liquidity is adequate at this time. If additional liquidity is needed, the Bank's options include, but are not necessarily limited to: 1) Selling additional loans in the secondary market; 2) Entering into reverse repurchase agreements; 3) Borrowing from the FHLB of Seattle; 4) Accepting additional jumbo and/or public funds deposits; or 5) Accessing the discount window of the Federal Reserve Bank of San Francisco.

     Shareholders' equity as of March 31, 2002 was $100,599,591, or 13.03% of assets, compared to $97,909,357, or13.42% of assets at March 31, 2001. The Bank continues to exceed the 5.0% minimum tier one capital required by the FDIC in order to be considered well capitalized. The Bank's total risk-adjusted capital ratio as of March 31, 2002 was 20.26%, compared to 21.21% as of March 31, 2001. These figures are well above the well-capitalized minimum of 10% required by the FDIC.

     Common Stock Repurchases. The Corporation has participated in various buy-back programs since August 1996. At its October 24, 2000 meeting, the Board of Directors authorized the repurchase of up to 10% (approximately 897,000 shares, as restated) of the Corporation's outstanding Common Stock over a 24 month period. During the year ended March 31, 2002, the Corporation repurchased 327,952 shares of its common stock at an average price of $12.16 per share, compared to the repurchase of 683,790 of Common Stock at an average price of $8.79 per share, as restated, during the year ended March 31, 2001. In total, the Corporation had repurchased 443,527 shares under this plan, as of March 31, 2002.

     Management intends to continue its stock buy-back programs from time to time as long as repurchasing the stock contributes to the overall growth of
shareholder value.   The number of shares of stock that will be repurchased
and the price that will be paid is the result of many factors, several of which are outside of the control of the Corporation. The primary factors, however, are market and economic factors such as the price at which the stock is trading in the market, the number of shares available in the market; the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment; the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the Bank's and the Corporation's liquidity and capital needs and regulatory requirements. Presently, it is management's belief that purchases made under the current Board approved plan will not materially affect the Bank's capital or liquidity position.

Quantitative and Qualitative Disclosures About Market Risk
----------------------------------------------------------

     The Bank continues to be exposed to interest rate risk. Currently, the Bank's assets and liabilities are not materially exposed to foreign currency or commodity price risk. At March 31, 2002, the Bank had no off-balance sheet derivative financial instruments, nor did it have a trading portfolio of investments.

     In Fiscal 2002, the Bank improved its interest rate risk analysis efforts, by outsourcing its interest rate risk modeling to a third party provider that utilizes an IPS Sendero model@ . This model analyzes the Bank's major balance sheet components, and attempts to estimate the changes to the Bank's income statement and economic value of equity, under a variety of interest rate change scenarios. The figures contained in the table presented below, in the Quantitative Disclosures About Market Risk section, were derived from this model. While numerous assumptions go into this modeling, and undue reliance should not be placed on the specific results, management believes that this improved modeling will enhance its interest rate risk management efforts.

     In prior years, the Bank has analyzed its interest rate sensitivity using
GAP analysis.    The interest rate GAP is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period, and the interest-bearing liabilities maturing or repricing within that same time period. A GAP is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate liabilities during the same period. A GAP is considered negative when the amount of interest sensitive liabilities exceeds the amount of interest sensitive assets. At March 31, 2002, the Bank's one year GAP position was a negative 11.29%, compared to a negative 25.94% at March 31, 2001.

     Regardless of the method used (the more sophisticated model being used currently, or the GAP analysis performed in prior years) the Bank's balance sheet is considered liability sensitive, due to the assumption that its liabilities (primarily comprised of liquid deposit accounts and certificates of deposit) would reprice more rapidly than its assets (which are primarily longer term loans). For example, in a rising rate environment, the Bank's cost of deposits should rise more rapidly than its yield on its loans, as these liabilities reprice more rapidly than the Bank's assets. The result to the Bank's operation in a rising rate environment should be a compression of its net interest margin. Conversely, in a falling rate environment (which was the case for most of Fiscal 2002), the Bank's liabilities should re-price more rapidly than its assets, resulting in an improvement in its net interest margin. Other factors, such as prepayments on mortgages and investments, the interest rate sensitivity of deposits, and general economic conditions can also have significant effects on the Bank's performance in a changing interest rate environment.

     In addition to changes in the directions of interest rates, the Bank's long term performance is likely to be affected significantly by the shape and magnitude of the slope of the yield curve. The yield curve is a graphical representation of the relationship between short and long term interest rates. As mentioned above, the majority of the Bank's liabilities are in the form of liquid deposit accounts and certificates of deposit, most of which reprice or mature within one year. As such, the rates paid on these liabilities are influenced primarily by rates at the short end of the yield curve. The Bank's composition of assets, however, is more heavily weighted in longer term loans, which are generally affected more by the rates further out on the yield curve. Therefore, all else being equal, the Bank should generally be more profitable in the long run when there is a positive slope in the yield curve. The Bank's excellent asset quality, low efficiency ratio, and healthy capital to assets ratio have allowed the Bank to continue to operate profitability, despite a variety of yield curve environments.

     As a result of the Bank's shift in focus to a community commercial bank, following the merger with the Bank of Bellingham, the combined Bank's balance
sheet has become less liability sensitive   In Fiscal 2002, the Bank succeeded
in further diversifying its balance sheet by adding variable rate loans, shorter term fixed rate loans, and relied less on certificates of deposits for its funding needs.

     Quantitative Disclosures About Market Risk. The table below represents the balances of the Bank's financial instruments at March 31, 2002. The expected maturity categories take into consideration projected prepayment rates as well as actual amortization of principal. In preparation of the table, numerous assumptions were made regarding prepayment rates and deposit account interest sensitivity.


                       Average   Within   1 Year to    2 Years     3 Years    Beyond               Fair
                        Yield    1 Year    2 Years    to 3 Years  to 5 Years  5 Years    Total     Total
                        -----    ------    -------    ----------  ----------  -------    -----     -----
                                                          (Dollars in thousands)

Interest-Sensitive
  Assets:

Loans receivable.....   8.21%    $174,887   $80,935    $72,440     $84,389   $155,652  $568,303   $572,112
Mortgage-backed
 securities..........   6.27       16,420     7,101      6,480       2,785      1,071    33,863     34,589
Investments and other
 interest-earning
 assets..............   3.56       81,285     5,811     12,696      15,248      1,965   117,005    122,766

Interest-Sensitive
  Liabilities:

Checking accounts....   0.82        5,233     9,491      9,491      20,414     30,621    75,252     75,252
Money market/
  ultimate accounts..   2.80       73,000     6,083      6,083      14,600     21,900   121,666    121,666
Savings accounts.....   2.06        7,053     3,526      3,526       8,463     12,695    35,263     35,263
Certificates of
  deposit............   5.20      297,908    38,878     16,090      42,388      1,338   396,602    401,745
Other borrowings.....   5.69        1,121     7,000      9,000      12,000         --    29,121     29,720

Off-Balance Sheet Items:

Commitments to
  extend credit......   6.61        6,047        --         --          --         --     6,047      6,047
Unused lines
  of credit..........   7.26       30,285        --         --          --         --    30,285     30,285
Credit card arrange-
  ments..............  10.25        6,896        --         --          --         --     6,896      6,896


     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities, they may react in different degrees to changes in market interest rates. In addition, in the event of changes in interest rates, expected rates of prepayments on loans and withdrawals from savings accounts might deviate significantly from those assumed in presenting the table. Therefore, the data presented in the table should not be relied upon as necessarily indicative of actual future results.

                         SHAREHOLDER PROPOSALS
                         ---------------------

     In order to be eligible for inclusion in the proxy solicitation materials of the Corporation for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office at 1500 Cornwall Avenue, Bellingham, Washington, no later than February 20, 2003. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /S/RICHARD P. JACOBSON
                                 RICHARD P. JACOBSON
                                 SECRETARY
Bellingham, Washington
June 19, 2002

     A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD AS OF JUNE 5, 2002, UPON WRITTEN REQUEST TO RICHARD P. JACOBSON, SECRETARY, HORIZON FINANCIAL CORP., 1500 CORNWALL AVENUE, BELLINGHAM, WASHINGTON 98225.

                           Horizon Financial Corp.
                        Independent Auditor's Report
                                    and
                     Consolidated Financial Statements
                        March 31, 2002, 2001 and 2000

                                                              MOSS-ADAMS LLP

                                                       Horizon Financial Corp.
                                                             Table of Contents
                                                 March 31, 2002, 2001 and 2000
==============================================================================

                                                                         Page

Independent Auditor's Report............................................   1
Consolidated Financial Statements

    Statement of Financial Position.....................................   2

    Statement of Income.................................................   3

    Statement of Stockholders' Equity...................................   4

    Statement of Cash Flows.............................................   5

    Notes to Financial Statements.......................................  6-27

MOSS-ADAMS LLP
==============================================================================
Certified Public Accountants

                       Independent Auditor's Report

To the Stockholders and Directors
Horizon Financial Corp.

We have audited the accompanying consolidated statement of financial position of Horizon Financial Corp. and its subsidiary as of March 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Horizon Financial Corp. and Subsidiary as of March 31, 2002 and 2001, and the results of their operations and cash flows for each of the three years in the period ended March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/Moss Adams LLP

Bellingham, Washington
April 22, 2002

                                                                            1
------------------------------------------------------------------------------

                                                       HORIZON FINANCIAL CORP.
                                  Consolidated Statement of Financial Position
                                                       March 31, 2002 and 2001
==============================================================================

                                  ASSETS
                                                   2002              2001
                                              -------------     -------------

 Cash and cash equivalents                    $  14,187,040     $  11,947,606
 Interest-bearing deposits                       69,775,000        12,560,012
 Investment securities
   Available-for-sale (amortized cost 2002:
     $40,617,563; 2001: $15,866,697)             46,373,554        21,251,635
   Held-to-maturity (estimated fair value
     2002: $373,792; 2001: $373,193)                369,140           368,989
 Mortgage-backed securities
   Available-for-sale (amortized cost 2002:
     $29,453,222; 2001: $46,977,570)             29,987,703        47,626,879
   Held-to-maturity (estimated fair value
     2002: $4,601,781; 2001: $6,727,983)          4,410,204         6,530,210
 Federal Home Loan Bank Stock                     6,243,300         5,832,000
 Loans receivable                               568,303,481       597,382,353
 Loans held for sale                              3,295,900         2,382,225
 Accrued interest and dividends receivable        4,495,360         4,623,914
 Bank premises and equipment, net                15,195,049        15,214,519
 Real estate owned                                  289,429              -
 Other assets                                     9,137,746         4,015,814
                                              -------------     -------------
 TOTAL ASSETS                                 $ 772,062,906     $ 729,736,156
                                              =============     =============

                  LIABILITIES AND STOCKHOLDERS' EQUITY

 Deposits                                     $ 628,782,470     $ 595,913,667
 Accounts payable and other liabilities           7,955,100         6,991,698
 Securities sold under agreements to repurchase        -            5,938,000
 Other borrowed funds                            29,120,729        17,000,000
 Advances by borrowers for taxes and insurance    1,439,124         1,609,924
 Income tax currently payable                       513,509           181,562
 Net deferred income tax liabilities              2,071,613         2,721,497
 Deferred compensation                            1,580,770         1,470,451
                                              -------------     -------------
       Total liabilities                        671,463,315       631,826,799
                                              -------------     -------------
 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY
   Serial preferred stock, $1 par value,
     10,000,000 shares authorized; none
     issued or outstanding                             -                 -
   Common stock, $1 par value, 30,000,000
     shares authorized; 8,607,117 and
     8,861,238 issued and outstanding,
     respectively                                 8,607,117         8,861,238
   Additional paid-in capital                    60,428,238        62,380,016
   Retained earnings                             27,700,939        23,046,017
   Unearned ESOP shares                            (288,413)         (360,517)
   Accumulated other comprehensive income         4,151,710         3,982,603
                                              -------------     -------------
       Total stockholders' equity               100,599,591        97,909,357
                                              -------------     -------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 772,062,906     $ 729,736,156
                                              =============     =============

See accompanying notes to these financial statements.                       2
------------------------------------------------------------------------------

                                                       HORIZON FINANCIAL CORP.
                                              Consolidated Statement of Income
                                     Years Ended March 31, 2002, 2001 and 2000
==============================================================================

                                        2002           2001          2000
                                    -----------    -----------    -----------
 INTEREST INCOME
   Interest on loans                $47,351,811    $49,361,792    $43,881,883
   Investment and mortgage-backed
    securities
     Taxable interest                 4,991,974      5,855,320      5,385,655
     Nontaxable interest income          46,168         54,416         87,058
     Dividends                          700,875        565,617        592,681
                                    -----------    -----------    -----------
      Total interest income          53,090,828     55,837,145     49,947,277
                                    -----------    -----------    -----------
 INTEREST EXPENSE
   Interest on deposits              24,996,112     29,221,019     24,611,084
   Interest on other borrowings       1,544,457      3,018,206      1,645,808
                                    -----------    -----------    -----------
      Total interest expense         26,540,569     32,239,225     26,256,892
                                    -----------    -----------    -----------
      Net interest income            26,550,259     23,597,920     23,690,385

 PROVISION FOR LOAN LOSSES            1,089,642        320,000        437,234
                                    -----------    -----------    -----------
      Net interest income after
        provision for loan losses    25,460,617     23,277,920     23,253,151
                                    -----------    -----------    -----------
 NONINTEREST INCOME
   Service fees                       2,529,457      2,076,421      1,895,482
   Other                                533,476        746,964        867,715
   Net gain (loss) on sales of
     loans - servicing retained        (252,984)      (251,688)       (97,026)
   Net gain (loss) on sales of
     loans - servicing released       1,554,853           -              -
   Net gain on sale of investment
     securities                         249,393        379,017        185,018
                                    -----------    -----------    -----------
      Total noninterest income        4,614,195      2,950,714      2,851,189
                                    -----------    -----------    -----------
 NONINTEREST EXPENSE
   Compensation and employee
     benefits                         7,852,528      7,303,373      6,761,018
   Building occupancy                 2,324,248      2,300,210      2,201,486
   Other expenses                     3,016,851      2,658,918      2,760,783
   Data processing                      969,739        914,467        914,417
   Advertising                          727,542        579,303        606,085
                                    -----------    -----------    -----------
      Total noninterest expense      14,890,908     13,756,271     13,243,789
                                    -----------    -----------    -----------
 INCOME BEFORE PROVISION FOR
 INCOME TAX                          15,183,904     12,472,363     12,860,551

 PROVISION FOR INCOME TAX
   Current                            5,866,947      4,526,964      4,110,567
   Deferred                            (737,000)      (325,000)        69,473
                                    -----------    -----------    -----------
      Total provision for income tax  5,129,947      4,201,964      4,180,040
                                    -----------    -----------    -----------
 NET INCOME                         $10,053,957    $ 8,270,399    $ 8,680,511
                                    ===========    ===========    ===========
 BASIC EARNINGS PER SHARE              $1.15           $ .90         $ .89
                                       =====           =====         =====
 DILUTED EARNINGS PER SHARE            $1.14           $ .90         $ .88
                                       =====           =====         =====

See accompanying notes to these financial statements.                       3
------------------------------------------------------------------------------


                                                                                    HORIZON FINANCIAL CORP.
                                                             Consolidated Statement of Stockholders' Equity
                                                                              March 31, 2002, 2001 and 2000
============================================================================================================

                                      Common Stock                                               Accumulated
                                ----------------------   Additional                  Unearned      Other
                                 Number of                 Paid-In      Retained       ESOP    Comprehensive
                                 Shares       At Par       Capital      Earnings      Shares   Income (Loss)
                                ---------   ----------   -----------   -----------  ---------  -------------
BALANCE, March  31, 1999        8,491,523   $8,491,523   $56,459,066   $28,638,576  $(350,000)   $3,201,816
Comprehensive income
 Net income                          -            -             -        8,680,511       -             -
 Other comprehensive income
  Change in unrealized gains
  on available-for-sale
  securities, net taxes of
  $(1,279,151)
                      -            -             -             -          -       (2,483,057)
  Total other comprehensive
   income                            -            -             -             -          -             -
 Comprehensive income                -            -             -             -          -             -
Unearned ESOP shares                 -            -             -             -      (154,725)         -
Recognition of ESOP shares
 released                            -            -             -             -        72,104          -
Cash dividends on common stock
 at $0.47 per share                  -            -             -       (3,994,019)      -             -
Dividend reinvestment plan         31,427       31,427       341,654          -          -             -
Stock options exercised           119,621      119,621       571,304          -          -             -
                                ---------   ----------   -----------   -----------  ---------  -------------
Treasury stock purchased             -            -             -             -          -             -

BALANCE, March 31, 2000         8,642,571    8,642,571    57,372,024    33,325,068   (432,621)      718,759
Comprehensive income
 Net income                          -            -             -        8,270,399       -             -
 Other comprehensive income
  Change in unrealized gains
  on available-for-sale
  securities, net taxes of
  $1,681,374                         -            -             -             -          -        3,263,844

  Total other comprehensive
   income                            -            -             -             -          -             -
 Comprehensive income                -            -             -             -          -             -
Recognition of ESOP shares
 released                            -            -             -             -        72,104          -
Cash dividends on common stock
 at $.48 per share                   -            -             -       (3,785,761)      -             -
Stock options exercised            23,453       23,453       138,433          -          -             -

15% stock dividend              1,155,814    1,155,814    11,587,035   (12,742,849)      -             -
Treasury stock purchased             -            -             -             -          -             -
Retirement of treasury stock     (960,600)    (960,600)   (6,717,476)   (2,020,840)      -             -
                                ---------   ----------   -----------   -----------  ---------  -------------
BALANCE, March 31, 2001         8,861,238    8,861,238    62,380,016    23,046,017   (360,517)    3,982,603

Comprehensive income
 Net income                          -            -             -       10,053,957       -             -
 Other comprehensive income
  Change in unrealized gains
  on available-for-sale
  securities, net taxes of
  $87,116                            -            -             -             -          -          169,107
  Total other comprehensive
   income                            -            -             -             -          -             -
 Comprehensive income                -            -             -             -          -             -
Recognition of ESOP shares
 released                            -            -             -             -        72,104          -
Cash dividends on common stock
 at $.48 per share                   -            -             -       (4,172,135)      -             -
Dividend reinvestment plan         16,879       16,879       190,371          -          -             -
Stock options exercised            57,288       57,288       291,998          -          -             -
Stock dividend - fractional
 shares adjustment                   (336)        (336)       (3,368)        3,704       -             -
Treasury stock purchased             -            -             -             -          -             -
Retirement of treasury stock     (327,952)    (327,952)   (2,430,779)   (1,230,604)      -             -
                                ---------   ----------   -----------   -----------  ---------  -------------
BALANCE, March 31, 2002         8,607,117   $8,607,117   $60,428,238   $27,700,939  $(288,413)   $4,151,710
                                =========   ==========   ===========   ===========  =========  =============



                                   Treasury                         Total
                                    Stock       Stockholders'    Comprehensive
                                    At Cost        Equity           Income
                                   ---------    ------------     -------------
BALANCE, March  31, 1999                -        $96,440,981
 Net income                             -          8,680,511     $ 8,680,511
 Other comprehensive income
  Change in unrealized gains
  on available-for-sale
  securities, net taxes of
  $(1,279,151)                          -         (2,483,057)     (2,483,057)
                                                                 -----------
  Total other comprehensive
   income                               -               -         (2,483,057)
                                                                 -----------
 Comprehensive income                   -               -        $ 6,197,454
                                                                 ===========
Unearned ESOP shares                    -           (154,725)
Recognition of ESOP shares
 released                               -             72,104
Cash dividends on common stock
 at $0.47 per share                     -         (3,994,019)
Dividend reinvestment plan              -            373,081
Stock options exercised                 -            690,925
Treasury stock purchased          (3,690,810)     (3,690,810)
                                 -----------    ------------
BALANCE, March 31, 2000           (3,690,810)     95,934,991
Comprehensive income
 Net income                             -          8,270,399     $ 8,270,399
 Other comprehensive income
  Change in unrealized gains
  on available-for-sale
  securities, net taxes of
  $1,681,374                            -          3,263,844       3,263,844
                                                                 -----------
   Total other comprehensive
    income                              -               -          3,263,844
                                                                 -----------
 Comprehensive income                   -               -        $11,534,243
                                                                 ===========
Recognition of ESOP shares
 released                               -             72,104
Cash dividends on common stock
 at $.48 per share                      -         (3,785,761)
Stock options exercised                 -            161,886
15% stock dividend                      -               -
Treasury stock purchased          (6,008,106)     (6,008,106)
Retirement of treasury sk          9,698,916            -
                                 -----------    ------------
BALANCE, March 31, 2001                 -         97,909,357
Comprehensive income
 Net income                             -         10,053,957     $10,053,957
 Other comprehensive income
  Change in unrealized gains
  on available-for-sale
  securities, net taxes of
  $87,116                               -            169,107         169,107
                                                                 -----------
  Total other comprehensive
   income                               -               -            169,107
                                                                 -----------
 Comprehensive income                   -               -        $10,223,064
                                                                 ===========
Recognition of ESOP shares
 released                               -             72,104
Cash dividends on common stock
 at $.48 per share                      -         (4,172,135)
Dividend reinvestment plan              -            207,250
Stock options exercised                 -            349,286
Stock dividend - fractional
 shares adjustment                      -               -
Treasury stock purchased          (3,989,335)     (3,989,335)
Retirement of treasury stock       3,989,335            -
                                 -----------    ------------
BALANCE, March 31, 2002          $      -       $100,599,591
                                 ===========    ============

See accompanying notes to these financial statements.                  4
------------------------------------------------------------------------

                                                       HORIZON FINANCIAL CORP.
                                          Consolidated Statement of Cash Flows
                                                 March 31, 2002, 2001 and 2000
==============================================================================
           Increase (Decrease) in Cash and Cash Equivalents

                                          2002          2001         2000
                                      -----------   -----------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                          $10,053,957   $ 8,270,399   $ 8,680,511
Adjustments to reconcile net income
to net cash provided by operating
activities
  Depreciation                          1,112,467     1,201,520     1,072,641
  Amortization and deferrals, net       1,128,744       652,209       193,897
  Stock dividends - Federal Home Loan
    Bank stock                           (411,300)     (359,900)     (392,500)
  Provision for loan losses             1,089,642       320,000       437,234
  Provision for deferred income tax      (737,000)     (325,000)       69,473
Changes in assets and liabilities
  Interest and dividends receivable       128,554      (231,953)     (304,951)
  Interest payable                          6,343       (19,778)      122,875
  Federal income tax (receivable)
    payable                               331,947       497,890    (1,087,314)
  Net change in loans held for sale      (913,675)   (2,382,225)         -
  Other assets                         (5,121,933)     (284,152)     (154,921)
  Other liabilities                       787,060    (2,273,337)    3,918,879
                                      -----------   -----------   -----------
    Net cash flows from operating
      activities                        7,454,806     5,065,673    12,555,824
                                      -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in interest-bearing
    deposits, net                     (57,214,988)   (8,599,490)   11,611,841
  Purchases of investment securities
    - available-for-sale              (27,723,932)  (15,369,787)   (9,241,180)
  Proceeds from sales and maturities of
    investment securities - available
    -for-sale                           2,972,914    10,438,917    20,425,493
  Proceeds from maturities of investment
    securities - held-to-maturity            -          499,776       523,109
  Purchases of mortgage-backed
    securities - available-for-sale    (9,812,336)   (2,095,614)   (6,016,586)
  Proceeds from maturities of
    mortgage-backed securities -
    available-for-sale                 27,336,684    29,796,026     8,116,641
  Proceeds from maturities of
    mortgage-backed securities - held-
    to-maturity                         2,120,006     1,718,917     2,710,912
  Purchase of Federal Home Loan
    Bank stock                               -         (217,900)         -
  Net change in loans                  26,932,590   (30,402,495)  (67,173,371)
  Purchases of bank premises and
    equipment                          (1,092,997)     (223,885)   (5,655,381)
  Net change in other real estate owned  (289,429)      323,468      (323,468)
                                      -----------   -----------   -----------
    Net cash flows from investing
      activities                      (36,771,488)  (14,132,067)  (45,021,990)
                                      -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits               32,868,803    31,586,582    26,937,240
  Advances from securities sold under
    agreements to repurchase                 -       30,071,000    37,623,000
  Repayments of securities sold under
    agreements to repurchase           (5,938,000)  (41,986,000)  (34,570,000)
  Advances from other borrowed funds   22,120,729    81,000,000    34,081,849
  Repayments of other borrowed funds  (10,000,000)  (86,000,000)  (20,000,000)
  Common stock issued, net                363,918       161,886     1,064,006
  Cash dividends paid                  (3,869,999)   (3,854,417)   (3,825,594)
  Treasury stock purchased             (3,989,335)   (6,008,106)   (3,690,810)
                                      -----------   -----------   -----------
  Net cash flows from financing
    activities                         31,556,116     4,970,945    37,619,691
                                      -----------   -----------   -----------
NET CHANGE IN CASH AND CASH
  EQUIVALENTS                           2,239,434    (4,095,449)    5,153,525

CASH AND CASH EQUIVALENTS, beginning
  of year                              11,947,606    16,043,055    10,889,530
                                      -----------   -----------   -----------
CASH AND CASH EQUIVALENTS, end of
  year                                $14,187,040   $11,947,606   $16,043,055
                                      ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
  Cash paid during the year for
    interest                          $26,527,133   $32,259,004   $26,206,046
                                      ===========   ===========   ===========
  Cash paid during the year for
    income tax                        $ 5,535,000   $ 4,130,000   $ 4,610,000
                                      ===========   ===========   ===========
NONCASH INVESTING AND FINANCING
 TRANSACTIONS
  Mortgage loans securitized and
   exchanged for FHLMC participation
   certificates                       $      -      $21,703,576   $15,851,825
                                      ===========   ===========   ===========

See accompanying notes to these financial statements.                       5
------------------------------------------------------------------------------

                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS - Horizon Financial Corp. (the "Company"), through its wholly-owned subsidiary, Horizon Bank (the "Bank"), provides a full range of commercial and mortgage lending services to borrowers and a full range of customer services to depositors through fifteen branches located in Whatcom, Skagit and Snohomish Counties of Washington State. The Bank is an FDIC insured, state-chartered stock savings bank.

FINANCIAL STATEMENT PRESENTATION AND USE OF ESTIMATES - The financial statements have been prepared in accordance with generally accepted accounting principles and reporting practices applicable to the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of revenues and expenses for the period and assets and liabilities as of the balance sheet date. Actual results could differ from estimated amounts.

PRINCIPLES OF CONSOLIDATION - As of March 31, 2002, 2001 and 2000, and for the years then ended, the consolidated financial statements include the accounts of Horizon Financial Corp. and its wholly-owned subsidiary, Horizon Bank. Westward Financial Services, Inc. is a wholly-owned subsidiary of Horizon Bank, whose accounts are also included in the consolidation. All material intercompany balances and transactions have been eliminated.

CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and noninterest-bearing amounts due from banks.

Included in cash and cash equivalents are legally reserved amounts which are required to be maintained on an average basis in the form of cash and balances due from the Federal Reserve Bank and other banks. Reserve requirements approximate $1,646,000 and $900,000 for the years ended March 31, 2002 and 2001, respectively.

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

INVESTMENTS IN INTEREST-BEARING DEPOSITS - Investments in interest-bearing deposits consist principally of federal funds sold to a major Seattle-area bank and short-term certificates of deposit with Western Washington financial institutions.

INVESTMENTS AND MORTGAGE-BACKED SECURITIES - The Company classifies its securities into one of three categories: (1) held-to-maturity, (2) available-for-sale, or (3) trading. Investment securities are categorized as held-to-maturity when the Bank has the positive intent and ability to hold those securities to maturity. Securities which are held-to-maturity are stated at cost, adjusted for amortization of premiums, and accretion of discounts which are recognized as adjustments to interest income.

Investment securities categorized as available-for-sale are generally held for investment purposes (to maturity), although unanticipated future events may result in the sale of some securities. Available-for-sale securities are recorded at fair value, with the net unrealized gain or loss included as other comprehensive income within the statement of stockholders' equity, net of the related tax effect. Realized gains or losses on dispositions are based on the net proceeds and the adjusted carrying amount of securities sold, using the specific identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary are recognized by write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses.

Premiums and discounts are recognized in interest income using the interest method over the period to maturity. The Company had no trading securities at March 31, 2002 and 2001.

NONCASH INVESTING AND FINANCING TRANSACTIONS - Noncash investing and financing transactions consist principally of securitizing mortgage loans and exchanging them for FHLMC participation certificates. At the time of the securitization, the pool of loans are reclassified from the loan portfolio and are aggregated in a participation certificate in the available-for-sale investment portfolio. A separate mortgage servicing right is established using an estimate of fair market value and reorganized upon securitization. The transaction does not result in the recognition of income or expense in the income statement.

                                                                            6
------------------------------------------------------------------------------

                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FEDERAL HOME LOAN BANK STOCK - The Bank's investment in Federal Home Loan Bank (the "FHLB") stock is a restricted investment carried at par value ($100 per share), which reasonably approximates its fair value. As a member of the FHLB system, the Bank is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding FHLB advances. The Bank may request redemption at par value of any stock in excess of the amount the Bank is required to hold. Stock redemptions are at the discretion of the FHLB.

LOANS HELD FOR SALE - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

LOANS RECEIVABLE - Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Loan origination fees, net of certain direct loan origination costs, are deferred and recognized as an adjustment of the yield on the related loans, using the interest method.

IMPAIRED LOANS AND RELATED INCOME - A loan is considered impaired when management determines that it is probable that all contractual amounts of principal and interest will not be paid as scheduled in the loan agreement. These loans include nonaccruing loans past due 90 days or more, loans restructured in the current year, and other loans that management considers to be impaired.

When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed and charged against interest income. Income on nonaccrual loans is then recognized only when the loan is brought current, or when, in the opinion of management, the borrower has demonstrated the ability to resume payments of principal and interest. Interest income on restructured loans is recognized pursuant to the terms of new loan agreements. Interest income on other impaired loans is monitored and based upon the terms of the underlying loan agreement. However, the recorded net investment in impaired loans, including accrued interest, is limited to the present value of the expected cash flows of the impaired loan, or the observable fair market value of the loan, or the fair value of the loan's collateral.

MORTGAGE SERVICING RIGHTS - The Company allocates its total cost in mortgage loans between mortgage servicing rights and loans, based upon their relative fair values, when loans are subsequently sold or securitized, with the servicing rights retained. Fair values are generally obtained through quoted market prices. The Company has established a valuation allowance to measure impairment of its mortgage servicing rights. Impairment is measured based upon the characteristics of the individual loans, including note rate, term, underlying collateral, current market conditions and estimates of net servicing income. The Company accounts for its recorded value, and possible impairment of mortgage servicing rights, on a loan-by-loan basis.

The cost allocated to mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing income.

PROVISION FOR LOAN LOSSES - Management estimates the provision for loan losses by evaluating known and inherent risks in the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans. The allowance is based upon factors and trends identified by future market factors beyond the Company's control, which may result in losses or recoveries differing significantly from those provided for in the financial statements.

A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the estimated losses on loans and foreclosed assets held for sale, management obtains independent appraisals for significant properties.

                                                                            7
------------------------------------------------------------------------------

                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The majority of the Company's loan portfolio consists of commercial loans and single-family residential loans secured by real estate in the Whatcom, Skagit and Snohomish County areas. Real estate prices in this market are stable at this time. However, the ultimate collectibility of a substantial portion of the Company's loan portfolio may be susceptible to changes in local market conditions in the future.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgment about information available to them at the time of their examination.

PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation. Major renewals or betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on the straight-line method over the estimated useful lives of thirty-five years for buildings and three to ten years for equipment.

BANK OWNED LIFE INSURANCE - In March 2002, the Bank submitted application for insurance along with an approximate $5 million deposit on premiums to insurance companies for the purpose of purchasing bank owned life insurance. The Bank is in the process of securing consent forms from participants and awaiting approval and issuance of the policies from the insurance carriers. The $5 million deposit is included in other assets at March 31, 2002.

OTHER REAL ESTATE OWNED - Other real estate owned includes properties acquired through foreclosure. These properties are recorded at the lower of cost or estimated fair value. Losses arising from the acquisition of property, in full or partial satisfaction of loans, are charged to the allowance for loan losses.

Subsequent to the transfer to other real estate owned, these assets continue to be recorded at the lower of cost or fair value (less estimated cost to sell), based on periodic evaluations. Generally, legal and professional fees associated with foreclosures are expensed as incurred. Costs incurred to improve property prior to sale are capitalized, however, in no event are recorded costs allowed to exceed fair value. Subsequent gains, losses, or expenses recognized on the sale of these properties are included in noninterest income or expense.

INCOME TAXES - The Company reports income and expenses using the accrual method of accounting and files a consolidated tax return which includes its subsidiary. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred taxes result from temporary differences in the recognition of certain income and expense amounts between the Bank's financial statements and its tax returns.

EARNINGS PER SHARE - Basic earnings per share amounts are computed based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock dividends and stock splits. Diluted earnings per share amounts are computed by determining the number of additional shares that are deemed outstanding due to stock options under the treasury stock method.

FINANCIAL INSTRUMENTS - All financial instruments held or issued by the Bank are held or issued for purposes other than trading. In the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit. These commitments are recorded in the financial statements when they are funded.

ADVERTISING COSTS - The Company expenses advertising costs as they are incurred.
                                                                            8
------------------------------------------------------------------------------

                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STOCK OPTIONS - The Company recognizes the financial effects of stock options in accordance with Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees (APB 25). Generally, stock options are issued at a price equal to the fair value of the Company's stock as of the grant date.

Under APB 25, options issued in this manner do not result in the recognition of employee compensation in the Company's financial statements. Disclosures required by Statement of Financial Accounting Standard No. 123 Accounting for Stock-Based Compensation are provided in Note 14.

RECLASSIFICATIONS - Certain reclassifications have been made to prior years' amounts to conform to the current year presentation. These reclassifications have no significant effect on the Bank's previously reported financial position or results of operations.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141 entitled Business Combinations and SFAS No. 142 entitled Goodwill and Other Intangible Assets. These statements address how intangible assets that are acquired individually, with a group of other assets or in connection with a business combination, should be accounted for in financial statements upon and subsequent to their acquisition. These standards apply to all business combinations initiated after June 30, 2001 and are effective for fiscal years beginning after December 15, 2001. The Company has evaluated the impact that these statements might have on its financial position and results of operations, and does not expect such impact to be material.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 143 entitled Accounting for Asset Retirement Obligations. This statement establishes the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This standard is effective for fiscal years beginning after June 15, 2002. The Company is currently evaluating the impact that this statement will have on their financial position and results of operations, however they do not expect such impact to be material.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 144 entitled Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supercedes SFAS No. 121 and establishes financial accounting and reporting requirements for the impairment and disposal of long-lived assets. This standard is effective for fiscal years beginning after December 15, 2001. The Company is currently evaluating the impact that this statement will have on their financial position and results of operations, however they do not expect such impact to be material.

NOTE 2 - INTEREST-BEARING DEPOSITS

Interest bearing deposits consisted of the following at March 31, 2002 and
2001:
                                               2002            2001
                                          ------------     ------------

 FHLB DID and Federal funds sold          $ 69,475,000     $ 12,350,000
 Certificates of deposit                       300,000          210,012
                                          ------------     ------------
                                          $ 69,775,000     $ 12,560,012
                                          ============     ============

The Company has funds on deposit with the Federal Home Loan Bank in a Daily Interest Deposit (DID) account. This account acts like a savings account and earns interest based on the daily federal funds rate. These funds are uninsured deposits held at the Federal Home Loan Bank of Seattle. The FHLB of Seattle, a federally chartered corporation, is one of 12 district FHLBanks, which operate under the supervision of the Federal Housing Finance Board. The Finance Board is an independent agency of the executive branch within the US Government which ensures that the FHLBanks operate in a safe and sound manner, remain adequately capitalized, and can raise funds in the capital markets.

                                                                            9
------------------------------------------------------------------------------

                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 3 -  INVESTMENT SECURITIES

The Company's investment policy requires that the Company purchase only high-grade investment securities. Purchases of debt instruments are generally restricted to those rated A or better by a nationally recognized statistical rating organization.

The amortized cost and estimated market values of investments, together with unrealized gains and losses, are as follows as of March 31, 2002 and 2001, respectively:
                                                  2002
                            ------------------------------------------------
                                           Gross         Gross     Estimated
                             Amortized   Unrealized   Unrealized     Fair
                                Cost       Gains         Losses      Value
                            -----------  ----------   ----------  ----------

Available-For-Sale Securities
 State and political sub-
  divisions and U.S. govern-
  ment agency securities    $23,586,937  $    87,443  $ (112,234)  $23,562,146
 Marketable equity
  securities                  3,805,723    5,597,600    (105,000)    9,298,323
 Mutual funds                 5,000,000         -           -        5,000,000
 Corporate debt
  securities                  8,224,903      288,182        -        8,513,085
                            -----------  -----------  -----------  -----------
   Total available-for-
     sale securities         40,617,563    5,973,225    (217,234)   46,373,554
                            -----------  -----------  -----------  -----------
Held-To-Maturity Securities
 State and political sub-
  divisions and U.S. govern-
  ment agency securities        369,140        4,652        -          373,792
                            -----------  -----------  -----------  -----------
  Total held-to-maturity
   securities                   369,140        4,652        -          373,792
                            -----------  -----------  -----------  -----------
  Total investment
   securities               $40,986,703  $ 5,977,877  $  (217,234) $46,747,346
                            ===========  ===========  ===========  ===========

                                                  2001
                            ------------------------------------------------
                                           Gross         Gross     Estimated
                             Amortized   Unrealized   Unrealized     Fair
                                Cost       Gains         Losses      Value
                            -----------  ----------   ----------  ----------

Available-For-Sale Securities
 State and political sub-
  divisions and U.S. govern-
  ment agency securities    $ 4,878,667  $  101,775   $  (10,479) $ 4,969,963
 Marketable equity
  securities                  2,806,050   5,036,311         -       7,842,361
 Corporate debt securities    8,181,980     257,331         -       8,439,311
                            -----------  ----------   ----------  -----------
  Total available-for-
   sale securities           15,866,697   5,395,417      (10,479)  21,251,635
                            -----------  ----------   ----------  -----------

Held-To-Maturity Securities
 State and political sub-
  divisions and U.S. govern-
  ment agency securities        368,989       4,204         -         373,193
                            -----------  ----------   ----------  -----------
   Total held-to-maturity
    securities                  368,989       4,204         -         373,193
                            -----------  ----------   ----------  -----------
   Total investment
    securities              $16,235,686  $5,399,621   $  (10,479) $21,624,828
                            ===========  ==========   ==========   ==========

                                                                            10
------------------------------------------------------------------------------

                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 3 - INVESTMENT SECURITIES (Continued)

The amortized cost and estimated fair value of investment securities at March 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  2002
                            ------------------------------------------------
                              Available-For-Sale         Held-To-Maturity
                            -----------------------   ----------------------
                             Amortized   Estimated     Amortized  Estimated
                                Cost     Fair Value      Cost     Fair Value
                            -----------  ----------   ----------  -----------
State and political sub-
divisions and US govern-
ment agencies
  One year                  $ 4,918,906  $ 4,912,029  $     -     $      -
  Two to five years          17,757,923   17,709,191        -            -
  Five to ten years             910,108      940,926     369,140      373,792
                            -----------  -----------  ----------  -----------
                             23,586,937   23,562,146     369,140      373,792
                            -----------  -----------  ----------  -----------
Corporate debt securities
  One year                      997,689    1,011,846        -            -
  Two to five years           6,237,022    6,488,821        -            -
  Over ten years                990,192    1,012,418        -            -
                            -----------  -----------  ----------  -----------
                              8,224,903    8,513,085        -            -
                            -----------  -----------  ----------  -----------
Mutual funds and Marketable
  equity securities (liquid)  8,805,723   14,298,323        -            -
                            -----------  -----------  ----------  -----------
Total investment securities $40,617,563  $46,373,554  $  369,140  $   373,792
                            ===========  ===========  ==========  ===========

Proceeds from sales of investments and gross realized gains and losses on investment sales were as follows for the year ended March 31:

                                               2002       2001         2000
                                           ----------  ----------   ----------
 Proceeds from sales of investments        $   64,725  $  143,675   $  186,000
                                           ==========  ==========   ==========
 Gross gains realized on sales of
   investments                             $   64,397  $  142,856   $  185,018
                                           ==========  ==========   ==========
 Gross losses realized on sales of
   investments                             $     -     $     -      $     -
                                           ==========  ==========   ==========

Please refer to Note 4 for information on gross gains and losses on mortgage-backed security sales.

Information about concentrations of investments in particular industries for marketable equity securities and corporate debt securities at March 31 consist of the following:
                                       2002                  2001
                             ----------------------------------------------
                                           Market                  Market
                                Cost       Value        Cost       Value
                             ----------  ----------  ----------  ----------
Marketable equity securities
  Banking                    $  318,380  $1,410,678  $  318,380  $1,089,676

  Government agency stocks    3,487,343   7,887,645   2,487,670   6,752,685
                             ----------  ----------  ----------  ----------
                             $3,805,723  $9,298,323  $2,806,050  $7,842,361
                             ==========  ==========  ==========  ==========
Corporate debt securities
  Finance companies          $5,573,514  $5,786,569  $5,543,875  $5,759,184

  Private utilities           1,661,196   1,714,098   1,648,295   1,670,472

  Manufacturing companies       990,193   1,012,418     989,810   1,009,655
                             ----------  ----------  ----------  ----------
Total investment securities  $8,224,903  $8,513,085  $8,181,980  $8,439,311
                             ==========  ==========  ==========  ==========

At March 31, 2002 and 2001, U.S. government agency and corporate debt securities of $3,125,000 and $1,370,000 were pledged as collateral for deposits of state and local government agencies and deposits for trust accounts in excess of $100,000, as required by Washington State Law.

                                                                            11
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




                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 4 - MORTGAGE-BACKED SECURITIES

Mortgage-backed securities at March 31 consist of the following:

                                                  2002
                            -----------------------------------------------
                                           Gross       Gross     Estimated
                             Amortized   Unrealized  Unrealized    Fair
                                Cost       Gains       Losses      Value
                            -----------  ----------  ----------  -----------
Available-for-sale
 securities                 $29,453,222  $  592,751  $  (58,270) $29,987,703
Held-to-maturity securities   4,410,204     191,577        -       4,601,781
                            -----------  ----------  ----------  -----------
  Total mortgage-backed
   securities               $33,863,426  $  784,328  $  (58,270) $34,589,484
                            ===========  ==========  ==========  ===========

                                                  2001
                            -----------------------------------------------
                                           Gross       Gross     Estimated
                             Amortized   Unrealized  Unrealized    Fair
                                Cost       Gains       Losses      Value
                            -----------  ----------  ----------  -----------
Available-for-sale
 securities                 $46,977,570  $  724,538  $  (75,229) $47,626,879
Held-to-maturity securities   6,530,210     197,991        (218)   6,727,983
                            -----------  ----------  ----------  -----------
   Total mortgage-backed
    securities              $53,507,780  $  922,529  $  (75,447) $54,354,862
                            ===========  ==========  ==========  ===========

The amortized cost and estimated fair value of mortgage-backed securities at March 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

                                                  2002
                            ------------------------------------------------
                              Available-For-Sale         Held-To-Maturity
                            -----------------------   ----------------------
                             Amortized   Estimated     Amortized  Estimated
                                Cost     Fair Value      Cost     Fair Value
                            -----------  ----------   ----------  -----------
Mortgage-backed securities
  One year                  $   646,945  $   645,470  $    2,358  $     3,128
  Two to five years           6,115,021    6,142,825      76,674       81,892
  Six to ten years            2,014,045    2,029,920   3,908,405    4,037,287
  After ten years            20,677,211   21,169,488     422,767      479,474
                            -----------  -----------  ----------  -----------
Total investment securities $29,453,222  $29,987,703  $4,410,204  $ 4,601,781
                            ===========  ===========  ==========  ===========

All of the above mortgage-backed securities are rated AAA by a nationally recognized statistical rating organization.

Proceeds from sales of mortgage- backed securities and gross realized gains and losses on mortgage- backed security sales were as follows for the year ended March 31:

                                            2002         2001         2000
                                        -----------   -----------   ----------

 Proceeds from sales of investments     $22,429,008   $28,030,581   $     -
                                        ===========   ===========   ==========
 Gross gains realized on sales of
   investments                          $   225,104   $   236,161   $     -
                                        ===========   ===========   ==========
 Gross losses realized on sales of
   investments                          $   (70,108)  $      -      $     -
                                        ===========   ===========   ==========

                                                                            12
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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 5 - LOANS RECEIVABLE

Loans receivable (collateralized principally by properties in the Whatcom, Skagit and Snohomish Counties of Washington State) at March 31 consist of the following:
                                              2002            2001
                                          ------------    ------------
 First mortgage loans
   1-4 Family                             $493,097,739    $619,394,856
   1-4 Family construction                  29,958,286      26,715,987
   Less participating                     (228,874,332)   (246,582,822)
                                          ------------    ------------
     Net first mortgage loans              294,181,693     399,528,021
 Construction and land development          55,746,760      30,364,368
 Residential commercial real estate         28,603,971      24,186,903
 Non-residential commercial real estate    169,696,803     139,232,200
 Commercial loans                           37,844,119      20,221,122
 Home equity secured                        18,873,309      19,834,618
 Other consumer loans                        5,263,284       2,530,851
                                          ------------    ------------
                                           610,209,939     635,898,083
 Less:
   Undisbursed loan proceeds               (30,406,272)    (26,793,487)
   Deferred loan fees                       (5,612,704)     (6,745,573)
   Allowance for loan losses                (5,887,482)     (4,976,670)
                                          ------------    ------------
                                          $568,303,481    $597,382,353
                                          ============    ============

The Company originates both adjustable and fixed interest rate loans. Adjustable rate loans typically contain annual rate increase caps (2%) and loan lifetime rate increase caps (6% to 8%). At March 31, 2002, the Company had adjustable and fixed rate loans as follows:

             Fixed Rate                           Adjustable Rate
------------------------------------      -----------------------------------
  Term to Maturity        Book Value        Term to Maturity       Book Value
----------------------  ------------      --------------------   ------------

Less than one year      $ 45,885,085      Less than one year     $ 54,066,028
One to two years          20,217,503      One to two years         12,890,765
Two to five years         58,573,346      Two to five years            20,437
Five to ten years        113,150,398      Five to ten years           484,821
Over ten years           295,342,308      Over ten years            9,579,248

Real estate loans serviced for others are $228,874,332 and $246,582,822, respectively, as of March 31, 2002 and 2001.

The Bank generally receives a monthly fee of 0.25% to 0.375% per annum of the unpaid balance of each loan. The sold loans are sold without right of recourse to the Bank by the buyer of the loan interests in the event of default by the borrower.

Impaired loans on a nonaccrual basis and the related interest are not material as of March 31, 2002. As of March 31, 2001, the Company had loans to one borrower totaling approximately $17,000,000. Subsequent to year end the borrower had become late on two regularly scheduled payments and had acknowledged that it had current temporary working capital shortages. As of March 31, 2002, conditions have improved sufficiently that the loan is no longer considered impaired.
                                                                            13
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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 5 - LOANS RECEIVABLE (Continued)

The allowance for loan losses at March 31, and changes during the year are as follows:

                                          2002         2001          2000
                                      -----------   -----------   -----------
 Balance, beginning of year           $ 4,976,670   $ 4,757,152   $ 4,463,305
 Provision for loan losses              1,089,642       320,000       437,234
 Loan chargeoffs                         (187,095)     (101,628)     (144,140)
 Loan recoveries                            8,265         1,146           753
                                      -----------   -----------   -----------
 Balance, end of year                 $ 5,887,482   $ 4,976,670   $ 4,757,152
                                      ===========   ===========   ===========

Note 6 - Mortgage Servicing Rights

Loan costs allocated to mortgage servicing rights as of March 31, were as follows:
                                                        2002         2001
                                                    -----------   -----------

 Beginning balance                                  $ 2,244,895   $ 1,466,667
 Additions for new loans                                492,201       930,260
 Amortization                                          (607,132)     (152,032)
                                                    -----------   -----------
 Ending balance                                       2,129,964     2,244,895
 Valuation allowance for impairment
   of mortgage servicing rights                      (1,111,016)   (1,184,842)
                                                    -----------   -----------
 Balance, end of year                               $ 1,018,948   $ 1,060,053
                                                    ===========   ===========

Changes in the valuation allowance for impairment of mortgage servicing was as follows:

 Beginning balance                                  $(1,184,842)  $  (770,502)
 Additions                                             (239,801)     (491,007)
 Credited to income                                     313,627        76,667
                                                    -----------   -----------
 Balance, end of year                               $(1,111,016)  $(1,184,842)
                                                    ===========   ===========

Note 7 - Accrued Interest and Dividends Receivable

Accrued interest and dividends receivable at March 31 is summarized as follows:
                                                        2002         2001
                                                    -----------   -----------

 Investment securities                              $   588,110   $   304,089
 Mortgage-backed securities                             217,979       357,423
 Loans receivable                                     3,531,629     3,821,410
 Dividends on marketable equity securities              157,642       140,992
                                                    -----------   -----------
                                                    $ 4,495,360   $ 4,623,914
                                                    ===========   ===========

                                                                            14
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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 8 - PREMISES AND EQUIPMENT

Premises and equipment at March 31 consisted of:

                                                        2002         2001
                                                    -----------   -----------

 Buildings                                          $11,085,239   $11,085,239
 Equipment                                            7,077,819     7,106,934
                                                    -----------   -----------
                                                     18,163,058    18,192,173
 Accumulated depreciation                            (8,389,657)   (7,600,183)
                                                    -----------   -----------
                                                      9,773,401    10,591,990
 Land                                                 5,421,648     4,622,529
                                                    -----------   -----------
 Balance, end of year                               $15,195,049   $15,214,519
                                                    ===========   ===========

NOTE 9 - DEPOSITS

A comparative summary of deposits at March 31 follows:
                                                        2002         2001
                                                   ------------  ------------
 Demand deposits
   Savings                                         $ 35,262,865  $ 32,347,737
   Checking                                          52,336,378    44,115,792
   Checking (noninterest-bearing)                    22,915,124    21,002,917
   Money market                                      26,349,597    23,613,324
   Ultimate Money Market                             95,316,576    47,965,397
                                                   ------------  ------------
                                                    232,180,540   169,045,167
                                                   ------------  ------------
 Time certificates of deposit
   Less than $100,000                               272,739,558   301,842,729
   Greater than or equal to $100,000                123,862,372   125,025,771
                                                   ------------  ------------
                                                    396,601,930   426,868,500
                                                   ------------  ------------
 Total deposits                                    $628,782,470  $595,913,667
                                                   ============  ============

Time certificate of deposit maturities at March 31 are as follows:

                                         2002
                      -----------------------------------------
                        Variable        Fixed
                          Rate           Rate          Total          2001
                      -----------   ------------   ------------   ------------

 Within one year      $ 8,712,905   $275,221,380   $283,934,285   $334,248,802
 One to two years       7,370,069     38,943,586     46,313,655     51,343,657
 Two to three years     3,492,922     15,840,656     19,333,578     14,839,122
 Three to four years      548,656     19,341,521     19,890,177     15,523,744
 Four to five years       511,919     24,100,417     24,612,336      6,352,930
 Over five years        1,179,592      1,338,307      2,517,899      4,560,245
                      -----------   ------------   ------------   ------------
                      $21,816,063   $374,785,867   $396,601,930   $426,868,500
                      ===========   ============   ============   ============

The terms of variable rate CDs allow customers to make additional deposits to existing CDs at any time.

The weighted average nominal interest rate on all deposits at March 31, 2002 and 2001 is 4.14 percent and 5.09 percent, respectively.

                                                                            15
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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 9 - DEPOSITS (Continued)

Interest expense on deposits for the years ended March 31 is summarized as follows:
                                          2002         2001          2000
                                      -----------   -----------   -----------

 Money market                         $ 2,664,570   $ 2,888,813   $ 3,219,405
 Checking                                 572,826       573,139       535,666
 Savings                                  694,646       991,817     1,083,539
 Certificates of deposit               21,064,070    24,767,250    19,772,474
                                      -----------   -----------   -----------
 Balance, end of year                 $24,996,112   $29,221,019   $24,611,084
                                      ===========   ===========   ===========

NOTE 10 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The Bank has sold certain securities of the U.S. Government and its agencies and other approved investments under agreements to repurchase. A safekeeping agent not under control of the Bank held the securities underlying the agreements. Securities sold under agreements to repurchase were $-0- and $5,938,000 as of March 31, 2002 and 2001, respectively, with interest rates of 6.65% as of March 31, 2001. The Company had collateralized these agreements with mortgage-backed securities totaling approximately $6.5 million as of March 31, 2001.

NOTE 11 - OTHER BORROWED FUNDS

The Bank is a member of the Federal Home Loan Bank ("FHLB") of Seattle. As a member, the Bank has a committed line of credit up to 20% of total assets, subject to the Bank pledging sufficient collateral and maintaining the required stock investment. Committed lines of credit agreements totaling approximately $121.2 million and $124.7 million were available to the Bank, of which, $28 million and $17 million were outstanding March 31, 2002 and 2001, respectively. These advances bear interest ranging from 4.26% to 5.96% and 5.25% to 6.63% per annum, respectively. Maturities for the advances are $7,000,000 in fiscal 2004, $9,000,000 in fiscal 2005, and $12,000,000 in fiscal 2006.

The Bank also has other borrowed funds in the form of retail repurchase agreements. These agreements are collateralized by securities held by a safekeeping agent not under control of the Bank. These advances are considered overnight borrowings bearing interest rates that fluctuate daily based on current market rates. The Bank had $1,120,729 and $0- outstanding as of March 31, 2002 and 2001, respectively.

NOTE 12 - INCOME TAX

Deferred income tax results from temporary differences in the recognition of income and expense for tax and financial statement purposes. The source of these differences and the related tax effects for the years ended March 31 are as follows:
                                         2002         2001          2000
                                      -----------   -----------   -----------

 Deferred loan fees                   $   219,000   $    64,000   $  (516,830)
 Loan loss and general reserves           700,000       428,000       647,736
 Deferred compensation                     (3,000)       36,000        36,776
 Other, net                               179,000)     (203,000)     (237,155)
                                      -----------   -----------   -----------
                                      $   737,000   $   325,000   $   (69,473)
                                      ===========   ===========   ===========


                                                                            16
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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 12 - INCOME TAX (Continued)

The nature and components of the Company's net deferred tax assets (liabilities), established at an estimated tax rate of 34.25%, are as follows at March 31:
                                                        2002         2001
                                                   ------------  ------------
 Deferred Tax Assets
   Deferred compensation agreements                $    501,000  $    504,000
   Financial reporting loan loss reserve not
     recognized for tax purposes                        956,000       256,000
   Financial reporting accrued expenses not
     recognized for tax purposes                        296,000       287,000
                                                   ------------  ------------
       Total deferred assets                          1,753,000     1,047,000
                                                   ------------  ------------
 Deferred Tax Liabilities
   Deferred loan fees for tax purposes in excess
     of amounts deferred for financial
     reporting purposes                                (842,000)   (1,062,000)
   Tax effect of unrealized gains on available-
     for-sale securities                             (2,138,760)   (2,051,644)
   Other deferred tax liabilities                      (843,853)     (654,853)
                                                   ------------  ------------
       Total deferred liabilities                     3,824,613)   (3,768,497)
                                                   ------------  ------------
       Net deferred tax assets (liabilities)        $(2,071,613)  $(2,721,497)
                                                    ===========   ===========

The Company believes, based upon the available evidence, that all deferred assets will be realized in the normal course of operations. Accordingly, these assets have not been reduced by a valuation allowance.

A reconciliation of the Company's income tax provision to the statutory federal income tax rate for the years ended March 31 is as follows:

                                         2002         2001          2000
                                      -----------   -----------   -----------
 Provision for income tax at the
   statutory rate of 35 percent       $ 5,314,366   $ 4,365,327   $ 4,501,193
 Increase (decrease) in tax
 resulting from:
   Income taxed at lower brackets         (95,000)     (100,000)     (100,000)
   Dividends received deduction           (71,166)      (48,290)      (21,848)
   Other, net                             (18,253)      (15,073)     (199,305)
                                      -----------   -----------   -----------
 Income tax provision                 $ 5,129,947   $ 4,201,964   $ 4,180,040
                                      ===========   ===========   ===========

Prior to 1997, the Company was allowed a bad debt deduction of 8 percent of taxable income, subject to certain limitations. During 1997, a tax law change eliminated this tax deduction and, in addition, requires the Company to recapture and pay taxes on these deductions taken after fiscal year ended March 31, 1988. The Company previously recorded deferred tax liabilities to account for this obligation, thus retroactive effects of this law change have not been significant. The cumulative tax-basis bad debt deduction as of March 31, 2002 and 2001 was approximately $2,135,000 and $3,202,000, respectively. If any portion of this amount is subsequently used for purposes other than to absorb loan losses, that portion will be subject to federal income tax at the then prevailing tax rate.
                                                                            17
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




                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 13 - BENEFIT PLANS

DEFINED BENEFIT RETIREMENT PLAN - The Company had a noncontributory defined benefit retirement plan which covered all full-time employees with one year of continuous service who were also eligible to participate as of December 31, 1992. Effective January 1, 1993, the Company curtailed the enrollment of new participants to the plan. Concurrent with the curtailment, the plan fiscal year end was changed to December 31. Contributions to the plan were based upon the Projected Unit Credit actuarial funding method. During fiscal year 1999, the Company began steps necessary to terminate the plan, including seeking approval for termination from the Internal Revenue Service. The Company completed the steps necessary to terminate the plan in the fiscal year 2000, at which time all assets of the plan were distributed to participants either through the purchase of a retirement annuity or rolled into the participant's 401(k) accounts. Distributions from the plan totaled approximately $3.5 million in fiscal 2000 and the related pension cost for this plan in 2000 was approximately $300,000.

DEFERRED COMPENSATION PLAN - The Company has entered into deferred compensation agreements with certain of its officers. The agreements provide for additional retirement benefits payable over a 12 to 17 year period following retirement. In connection with these agreements, the Company has acquired life insurance policies on the individual officers covered by the deferred compensation agreements. At March 31, 2002 and 2001, the cash surrender values of these policies included in other assets aggregated $2,241,901 and $2,083,034, respectively.

The Company performs a present value calculation using an appropriate discount rate on an annual basis to ensure that those obligations are adequately estimated in the accompanying financial statements. The discount rate was 4.75%, 5.00%, and 5.00% in 2002, 2001, and 2000, respectively. Deferred compensation expense amounted to $191,298, $172,776 and $150,000 in 2002, 2001 and 2000, respectively.

PROFIT SHARING ARRANGEMENT - The Company has a profit sharing arrangement with employees meeting certain service requirements. Payments made to employees pursuant to the arrangement are based upon earnings, growth in deposits and attainment of certain corporate objectives. Costs of the arrangement were $751,488, $483,413 and $421,930 for 2002, 2001 and 2000, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN - The Company has a noncontributory employee stock ownership plan (ESOP) for those employees who have completed a minimum of two years of service. The Company's contribution is determined annually by the Board of Directors. Participants receive distributions from the ESOP only in the event of retirement, disability or termination of employment. The primary purpose of the ESOP is to acquire shares of the Company's common stock on behalf of ESOP participants.

In May 1999, the Company issued an additional loan to the ESOP in the amount of $154,725, to purchase 12,500 shares of common stock in the open market. The loan is to be repaid over seven years with annual payments including interest due March 31. In April 2001, the Company issued a 15% stock dividend which added an additional 4,789 shares to the unallocated ESOP shares. Shares released for allocation were 7,344 for the years ended March 31, 2002, 2001 and 2000. The ESOP shares relating to the loans outstanding as of March 31 were as follows:

                                          2002          2001          2000
                                       ----------    ----------    ----------

 Number of shares
   Allocated shares                        37,902       30,558         23,214
   Unallocated shares                      29,373       36,717         44,061
                                       ----------    ----------    ----------
       Total ESOP shares                   67,275       67,275         67,275
                                       ==========    ==========    ==========
 Fair value
   Unallocated shares                  $  371,568    $  355,053    $  344,826
                                       ==========    ==========    ==========

Dividends paid on unallocated shares of stock are reinvested and the new shares purchased are allocated to the participants. Compensation expense for the ESOP plan is based upon the fair value of shares committed to be released each year.
                                                                            18
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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 13 - BENEFIT PLANS (Continued)

401(K) PLAN - Effective January 1, 1993, the Company adopted a defined contribution 401(k) retirement and savings plan (the "Plan") covering substantially all employees. The Company contributes three percent of participating employee's eligible salary to the Plan and a discretionary amount determined annually by the Board of Directors. Total contributions to the Plan amounted to $323,850, $312,122 and $300,904 for the years ended March 31, 2002, 2001 and 2000, respectively.

NOTE 14 - STOCKHOLDERS' EQUITY

CAPITAL REQUIREMENTS - The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and - possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines within the regulatory framework for prompt corrective action, the Company must meet specific capital adequacy guidelines that involve quantitative measures of each entity's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require maintenance of minimum amounts and ratios (set forth in the table below in thousands) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of March 31, 2002, that each entity meets all capital adequacy requirements to which they are subject.

As of January 7, 2002, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                              To Be Well
                                                              Capitalized
                                                              Under Prompt
                                          For Capital          Corrective
                          Actual       Adequacy Purposes   Action Provisions
                    -----------------  -----------------   -----------------
                     Amount    Ratio    Amount    Ratio     Amount    Ratio
                    --------   ------  --------   ------   --------   ------
As of March 31, 2002
Total Capital
 (to Risk Weighted
 Assets)
   Consolidated     $102,508   20.27%   $40,464   >8.00%   $50,580    >10.00%
   Horizon Bank     $102,530   20.26%   $40,478   >8.00%   $50,598    >10.00%
Tier I Capital
 (to Risk Weighted
 Assets)
   Consolidated     $ 95,772   18.93%   $20,232   >4.00%   $30,348    > 6.00%
   Horizon Bank     $ 95,794   18.93%   $20,239   >4.00%   $30,359    > 6.00%
Tier I Capital
 (to Average Assets)
   Consolidated     $ 95,772   12.67%   $30,237   >4.00%   $37,796    > 5.00%
   Horizon Bank     $ 95,794   12.67%   $30,237   >4.00%   $37,796    > 5.00%

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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 14 - STOCKHOLDERS' EQUITY (Continued)

                                                              To Be Well
                                                              Capitalized
                                                              Under Prompt
                                          For Capital          Corrective
                          Actual       Adequacy Purposes   Action Provisions
                    -----------------  -----------------   -----------------
                     Amount    Ratio    Amount    Ratio     Amount    Ratio
                    --------   ------  --------   ------   --------   ------

As of March 31, 2001
Total Capital
 (to Risk Weighted
 Assets)
   Consolidated     $ 99,189   21.24%  $ 37,356   > 8.00%  $ 46,694   >10.00%
   Horizon Bank     $ 99,173   21.21%  $ 37,398   > 8.00%  $ 46,747   >10.00%
Tier I Capital
 (to Risk Weighted
 Assets)
   Consolidated     $ 93,246   19.97%  $ 18,678   > 4.00%  $ 28,017   > 6.00%
   Horizon Bank     $ 93,230   19.94%  $ 18,699   > 4.00%  $ 28,048   > 6.00%
Tier I Capital
 (to Average Assets)
   Consolidated     $ 93,246   12.88%  $ 28,963   > 4.00%  $ 36,204   > 5.00%
   Horizon Bank     $ 93,230   12.88%  $ 28,963   > 4.00%  $ 36,204   > 5.00%

HOLDING COMPANY LOANS - Under federal regulations, the Bank is limited, unless previously approved, as to the amount it may loan to the holding company and any one affiliate to 10 percent of its capital stock and surplus, and the total of loans to the holding company and affiliates must not exceed 20 percent of capital and surplus. Further, all such loans must be fully collateralized.

DIVIDEND REINVESTMENT PLAN - As a service to its stockholders of record, the Bank offers a Dividend Reinvestment and Stock Purchase Plan ("Reinvestment Plan"). Under the terms of the Reinvestment Plan, dividends and optional cash payments may be reinvested toward the purchase of additional shares of stock. No brokerage commission or fees are charged to acquire shares through the Reinvestment Plan.

STOCK REPURCHASE PLANS - In January 2000, the Company announced a plan to repurchase up to 992,450 shares, as restated, or approximately 10% of the Company's outstanding common stock. During fiscal 2001, 568,215 shares were repurchased under this plan at a cost of $4,898,256. In October 2000, the Company announced a plan to repurchase up to 897,000 shares, as restated, or approximately 10% of the Company's outstanding common stock. During fiscal 2001, 115,575 shares were repurchased under this plan at a cost of $1,109,850. Effective March 31, 2001, all 1,104,690 shares of treasury stock were retired. During fiscal 2002, 327,952 shares were repurchased and subsequently retired under this plan at a cost of $3,989,335.

STOCK DIVIDEND - The Company's Board of Directors at its April 24, 2001 Board meeting, announced a 15% stock dividend to be issued June 4, 2001 for shareholders of record May 11, 2001.

STOCK WARRANTS - In 1992, certain key organizers of the Bank of Bellingham received warrants for 24,000 shares of stock at an exercise price of $12.50 per share. In conjunction with the merger of Bellingham Bancorporation, the outstanding warrants as of June 19, 1999 were converted at 2.74 shares of
Horizon for each share of Bellingham Bancorporation   amounting to 37,812
shares at an exercise price of $4.56 per share. As of March 31, 2002, warrants for 6,302 shares of stock were still outstanding, which expire September 30, 2002.

STOCK OPTION AND INCENTIVE PLANS - The Company may award options for a maximum of 476,100 as restated, of authorized common stock to certain officers and key employees under the 1995 Stock Option and Incentive Plan. Options are granted at no less than fair market value and may or may not vest immediately upon issuance based on the terms established by the Board of Directors. Options are generally exercisable within three to five years from date of grant and expire after ten years.

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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 14 - STOCKHOLDERS' EQUITY (Continued)

Stock options outstanding also include shares issued under the 1986 Stock Option and Incentive Plan. Options under this plan were granted at fair market value, vest at 20 to 35 percent per year, are exercisable from one to five years and expire after ten years. There are no additional options to be granted under this plan.

Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123 Accounting for Stock-Based Compensation. The pro forma information recognizes, as compensation, the value of stock options granted using an option valuation model known as the Black Scholes model. Pro forma earnings per share amounts also reflect an adjustment for an assumed purchase of treasury stock from proceeds deemed obtained from the issuance of stock options. The fair value for options issued in 2002, 2001 and 2000 is estimated at $1,093, $246,272, and $42,292, respectively. The following assumptions were used to estimate the fair value of the options:

                                          2002          2001          2000
                                       ----------    ----------    ----------

 Risk-free interest rate                 4.438%         4.54 %        6.43 %
 Dividend yield rate                     4.130%         4.728%       4.116 %
 Price volatility                        .2606         0.3018         0.3068
 Weighted average expected life of
   options                              3.50 yr.       3.20 yr.      3.10 yr.

Management believes that the assumptions used in the option pricing model are highly subjective and represent only one estimate of possible value, as there is no active market for the options granted. The fair value of the options granted will be allocated to pro forma earnings over the vesting period of the options.

Pro forma disclosures:

                                        2002           2001         2000
                                    -----------    -----------   -----------

Net income as reported              $10,053,957    $ 8,270,399   $ 8,680,511
 Additional compensation for fair
   value of stock options              (237,564)      (282,400)     (237,252)
                                    -----------    -----------   -----------
 Pro forma net income               $ 9,816,393    $ 7,987,999   $ 8,443,259
                                    ===========    ===========   ===========
 Earnings per share
    Basic
     As reported                      $   1.15       $   .90       $    .89
                                      ========       =======       ========
     Pro forma                        $   1.12       $   .87       $    .86
                                      ========       =======       ========
    Diluted
     As reported                      $   1.14       $   .90       $    .88
                                      ========       =======       ========
     Pro forma                        $   1.11       $   .87       $    .85
                                      ========       =======       ========

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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 14 - STOCKHOLDERS' EQUITY (Continued)

                             Shares of Common Stock
                            ------------------------   Weighted Average of
                            Available for     Under     Exercise Price of
                            Option/Award      Plan      Shares Under Plan
                            ------------   ---------   -------------------
 Balance, March 31, 2000       128,844      428,288
   Authorized                     -            -
   Granted                    (144,440)     144,440       8.07  -  9.239
   Exercised                      -         (26,971)      3.967 - 11.522
   Lapsed                       16,388      (16,388)      3.967 - 11.522
   Expired                          (1)        -
                            ------------   ---------
 Balance, March 31, 2001           791      529,369
   Authorized                     -            -
   Granted                        (575)         575            9.587
   Exercised                      -         (39,769)      3.967 - 11.522
   Lapsed                       20,762      (20,762)      3.967 - 11.522
   Expired                        (295)        -
                            ------------   ---------
 Balance, March 31, 2002        20,683      469,413
                            ============   =========

                      Options Outstanding             Options Exercisable
               -----------------------------------   ----------------------
                             Weighted
                              Average    Weighted
    Range of                 Remaining    Average                  Average
    Exercise      Number    Contractual   Exercise     Number      Exercise
    Prices     Outstanding     Life        Price     Exercisable    Price
------------   -----------  -----------  ---------   -----------   --------

$ 5  to  $10     312,475    5.322 years  $ 8.488       208,405     $ 8.650
$10  to  $15     156,938    6.107 years   11.099       122,029      11.085

At March 31, 2002, 490,096 shares of common stock were reserved for issuance pursuant to stock plans, options and conversions of preferred stock.

NOTE 15 - EARNINGS PER SHARE

The numerators and denominators of basic and diluted earnings per share are as follows:

                                        2002           2001         2000
                                    -----------    -----------   -----------

 Net income (numerator)             $10,053,957    $ 8,270,399   $ 8,680,511
 Shares used in the calculation
 (denominators)
   Basic earnings per weighted
     average share outstanding        8,736,986      9,153,073     9,783,107
   Effect of dilutive stock options     116,666         40,588        92,598
                                    -----------    -----------   -----------
   Diluted shares                     8,853,652      9,193,661     9,875,705
                                    ===========    ===========   ===========
 Basic earnings per share              $ 1.15         $  .90         $  .89
                                       ======         ======         ======
 Diluted earnings per share            $ 1.14         $  .90         $  .88
                                       ======         ======         ======

At March 31, 2001 and 2000, there were options to purchase 529,400, and 428,300 shares of common stock outstanding. As of March 31, 2001 and 2000, options of 301,400, and 180,700 were antidilutive and therefore not included in the computation of diluted net income per share. At March 31, 2002, all options to purchase shares of common stock were included in the diluted net income per share calculation.

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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 16 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENT - The Company has entered into a four-year employment agreement with the Company's president at an amount approximating his current level of compensation. In the event of specified termination of the president's employment following a change in control of the Company (as defined), the agreement provides the president with severance payments of up to three times his annual compensation plus continuation of certain benefits.

LONG-TERM LEASE COMMITMENTS - The Company has entered into lease agreements for certain parcels of land and branch offices. Future noncancelable lease payments under these agreements are as follows for the years ending March 31:

                   2003                           $  138,582
                   2004                               79,400
                   2005                               51,608
                   2006                               51,608
                   2007                               52,136
                Thereafter                           180,828
                                                  ----------
                                                  $  554,162
                                                  ==========

NOTE 17 - RELATED PARTY TRANSACTIONS

Certain directors, executive officers, and principal stockholders are Bank customers and have had banking transactions with the Bank. All loans and commitments to loan included in such transactions were made in compliance with applicable laws on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present any other unfavorable features.

The aggregate balances and activity during 2002, 2001 and 2000 are as follows and were within regulatory limitations:

                                        2002           2001         2000
                                    -----------    -----------   -----------

 Balance, beginning of year         $11,935,697    $ 7,000,849   $ 1,079,065
 New loans or advances               13,753,750     10,612,418     6,178,373
 Repayments                          (5,842,656)    (5,677,570)     (256,589)
                                    -----------    -----------   -----------
 Balance, end of year               $19,846,791    $11,935,697   $ 7,000,849
                                    ===========    ===========   ===========
 Interest earned on loans           $ 1,095,527    $   948,342   $    75,396
                                    ===========    ===========   ===========

Deposits from related parties totaled approximately $2,725,000 and $3,883,800 at March 31, 2002 and 2001, respectively.

NOTE 18 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Bank's business activity is with customers located within Whatcom, Skagit and Snohomish Counties. Investments in state and municipal securities involve governmental entities within the state of Washington. The Bank originates commercial, real estate and consumer loans. Generally, loans are secured by deposit accounts, personal property or real estate. Rights to collateral vary and are legally documented to the extent practicable. Although the Bank has a diversified loan portfolio, local economic conditions may affect borrowers' ability to meet the stated repayment terms.
                                                                            23
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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 19 - FINANCIAL INSTRUMENTS

The Bank is a party to financial instruments with off-balance-sheet risk (loan commitments) in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. Loan commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those commitments reflect the extent of the Bank's exposure to credit loss from these commitments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment; and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Except for certain long-term guarantees, the majority of guarantees expire in one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral supporting those commitments, for which collateral is deemed necessary, generally amounts to one hundred percent of the commitment amount at March 31, 2002.

The Bank has not been required to perform on any financial guarantees and has not incurred any losses on its commitments in 2002, 2001 and 2000.

The following is a summary of the off-balance-sheet financial instruments or contracts outstanding:
                                             2002            2001
                                         ------------    ------------

 Commitments to extend credit            $ 36,331,803    $ 33,687,415
 Credit card arrangements                   6,896,030       4,303,465
 Standby letters of credit                    348,463         285,757

NOTE 20 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of the following classes of financial instruments:

CASH EQUIVALENTS, INTEREST-BEARING DEPOSITS, AND LOANS HELD-FOR-SALE - Due to the relatively short period of time between the origination of these instruments and their expected realization, the carrying amount is estimated to approximate market value.

INVESTMENT AND MORTGAGE-BACKED SECURITIES - Fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

FEDERAL HOME LOAN BANK ("FHLB") STOCK - FHLB Stock is carried at $100 par value. This investment is considered restricted, as a minimum investment must be maintained in order to obtain borrowing commitments from FHLB. The Company may redeem its investment only at par value, which is used as the estimated market value.
                                                                            24
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




                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 20 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

LOAN RECEIVABLES - For certain homogeneous categories of loans, such as those written to Federal Home Loan Mortgage Corporation ("FHLMC") standards, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Accrued Income and Expense Accounts - Due to the short-term nature of these amounts, recorded book value is believed to approximate fair value.

DEPOSIT LIABILITIES, REPURCHASE AGREEMENTS AND OTHER BORROWED FUNDS - The fair value of demand deposits, savings accounts, certain money market deposits, and federal funds purchased, is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit, repurchase agreements and other borrowed funds are estimated by discounting the estimated future cash flows using the rates currently offered for these instruments with similar remaining maturities.

OFF-BALANCE-SHEET INSTRUMENTS - The Company's off-balance-sheet instruments include unfunded commitments to extend credit and borrowing facilities available to the Company. The fair value of these instruments is not considered practicable to estimate because of the lack of quoted market price and the inability to estimate fair value without incurring excessive costs.

The carrying amounts and estimated fair values of the Bank's financial instruments at March 31, 2002 and 2001 are as follows:

                                 2002                        2001
                      --------------------------  ---------------------------
                       Carrying                     Carrying
                        Amount       Fair Value      Amount       Fair Value
                      -----------   ------------   -----------   ------------
Financial Assets
 Cash and cash
  equivalents        $ 14,187,040   $ 14,187,040   $ 11,947,606  $ 11,947,606
 Investment
  securities           46,742,694     46,747,345     21,620,624    21,624,825
 Mortgage-backed
  securities           34,397,907     34,589,484     54,157,089    54,354,862
 Interest-bearing
  deposits             69,775,000     69,775,000     12,560,012    12,560,012
 Federal Home Loan
  Bank stock            6,243,300      6,243,300      5,832,000     5,832,000
 Loans receivable     568,303,481    572,112,150    597,382,353   603,164,554
 Loans held-for-sale    3,295,900      3,295,900      2,382,225     2,382,225
 Accrued interest and
  dividends receivable  4,495,360      4,495,360      4,623,914     4,623,914

Financial Liabilities
 Demand and savings
  deposits            232,180,540    232,180,540    169,045,167   169,045,167
 Time deposits        396,601,930    401,745,275    426,868,500   432,591,679
 Accounts payable and
  accrued liabilities   7,640,704      7,640,704      6,683,645     6,683,645
 Accrued interest
  payable                 314,396        314,396        308,053       308,053
 Securities sold
  under agreements
  to repurchase              -              -         5,938,000     6,104,264
 Other borrowed funds  29,120,729     29,719,929     17,000,000    17,216,500

                                                                            25
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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 21 - PARENT COMPANY (ONLY) FINANCIAL INFORMATION
                                                         In Thousands
                                                   --------------------------
                                                        2002         2001
                                                   ------------  ------------
 Condensed balance sheet at March 31:
   Cash                                            $         17  $         12
   Investment in bank                                   100,622        97,893
   Other assets                                             944           929
                                                   ------------  ------------
                                                   $    101,583  $     98,834
                                                   ============  ============

   Other liabilities                               $        983  $        925
   Stockholders' equity                                 100,600        97,909
                                                   ------------  ------------
                                                   $    101,583  $     98,834
                                                   ============  ============

Condensed statement of income for the years ended March 31, 2002 and 2001:

                                                         In Thousands
                                                   --------------------------
                                                        2002         2001
                                                   ------------  ------------
 Income
   Cash dividends from Bank subsidiary             $      7,787  $      9,775
   Interest                                                   8             9
                                                   ------------  ------------
     Total income                                         7,795         9,784
                                                   ------------  ------------
 Expenses
   Compensation                                             124           116
   Other                                                    170           268
                                                   ------------  ------------
     Total expenses                                         294           384
                                                   ------------  ------------
 Income before equity in undistributed income of
   subsidiary and benefit equivalent to income taxes      7,501         9,400
 Benefit equivalent to income taxes                          43            68
                                                   ------------  ------------
 Income before equity in undistributed income of
   subsidiary                                             7,544         9,468
 Equity in undistributed income of subsidiary             2,510        (1,198)
                                                   ------------  ------------
     Net income                                    $     10,054  $      8,270
                                                   ============  ============

                                                         In Thousands
                                                   --------------------------
                                                        2002         2001
                                                   ------------  ------------
 Cash flows from operating activities
   Net income                                      $     10,054  $      8,270
 Adjustments to reconcile net income to net
   cash flows from operating activities
     Equity in undistributed income of subsidiary        (2,510)        1,198
     Other operating activities                             (65)          (63)
                                                   ------------  ------------
       Net cash flows from operating activities           7,479         9,405
                                                   ------------  ------------
 Cash flows from investing activities
   Other investing activities                                22            22
                                                   ------------  ------------
       Net cash flows from investing activities              22            22
                                                   ------------  ------------
 Cash flows from financing activities
   Sale of common stock                                     363           161
   Dividends paid                                        (3,870)       (3,854)
   Repurchase of common stock                            (3,989)       (6,008)
                                                   ------------  ------------
       Net cash flows from financing activities          (7,496)       (9,701)
                                                   ------------  ------------
 Net change in cash                                           5          (274)
 Cash, beginning of year                                     12           286
                                                   ------------  ------------
 Cash, end of year                                 $         17  $         12
                                                   ============  ============

                                                                            26
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



                                                       HORIZON FINANCIAL CORP.
                                                 Notes to Financial Statements
                                                 March 31, 2002, 2001 and 2000
==============================================================================

NOTE 22 - SELECTED QUARTERLY FINANCIAL DATE (UNAUDITED)

                                     Year Ended March 31, 2002
                         ----------------------------------------------------
                         1st Quarter   2nd Quarter   3rd Quarter  4th Quarter
                         -----------   -----------   -----------  -----------

 Interest income         $14,026,405   $13,478,400   $12,933,200  $12,652,823
 Interest expense          7,752,882     7,070,286     6,021,833    5,695,568
                         -----------   -----------   -----------  -----------
 Net interest income       6,273,523     6,408,114     6,911,367    6,957,255
 Provision for loan losses   160,000       285,000       459,642      185,000
 Other income                859,594     1,134,932     1,411,141    1,208,528
 Other expenses            3,527,956     3,648,770     3,806,198    3,907,984
                         -----------   -----------   -----------  -----------
 Income from continuing
   operations before
   income tax              3,445,161     3,609,276     4,056,668    4,072,799
 Federal income tax        1,166,076     1,218,833     1,371,204    1,373,834
                         -----------   -----------   -----------  -----------
 Net income              $ 2,279,085   $ 2,390,443   $ 2,685,464  $ 2,698,965
                         ===========   ===========   ===========  ===========
 Basic earnings per
   share (adjusted for
   stock splits and
   dividends)               $  .26        $  .27        $  .31       $  .31
                            ======        ======        ======       ======
 Diluted earnings per
   share (adjusted for
   stock splits and
   dividends)               $  .25        $  .27        $  .31       $  .31
                            ======        ======        ======       ======

                                     Year Ended March 31, 2002
                         ----------------------------------------------------
                         1st Quarter   2nd Quarter   3rd Quarter  4th Quarter
                         -----------   -----------   -----------  -----------

 Interest income         $13,485,725   $13,981,726   $14,188,526  $14,181,168
 Interest expense          7,568,022     8,059,759     8,455,607    8,155,837
                         -----------   -----------   -----------  -----------
 Net interest income       5,917,703     5,921,967     5,732,919    6,025,331
 Provision for loan losses    95,000        45,000        45,000      135,000
 Other income                715,538       689,477       667,925      877,774
 Other expenses            3,364,828     3,505,200     3,353,353    3,532,890
                         -----------   -----------   -----------  -----------
 Income from continuing
   operations before
   income tax              3,173,413     3,061,244     3,002,491    3,235,215
 Federal income tax        1,049,546     1,041,319     1,020,565    1,090,534
                         -----------   -----------   -----------  -----------
 Net income              $ 2,123,867   $ 2,019,925   $ 1,981,926  $ 2,144,681
                         ===========   ===========   ===========  ===========
 Basic earnings per
   share (adjusted for
   stock splits and
   dividends)               $  .22        $  .22        $  .22       $  .24
                            ======        ======        ======       ======
 Diluted earnings per
   share (adjusted for
   stock splits and
   dividends)               $  .22        $  .22        $  .22       $  .24
                            ======        ======        ======       ======
                                                                            27
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



                              REVOCABLE PROXY
                          HORIZON FINANCIAL CORP.

                       ANNUAL MEETING OF SHAREHOLDERS
                               July 23, 2002

     The undersigned hereby appoints the Executive/Proxy Committee of the Board of Directors of Horizon Financial Corp. ("Corporation") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Fox Hall, 1661 W. Bakerview Road, Bellingham, Washington, on July 23, 2002 at 1:00 p.m., Pacific Time, and at any and all adjournments thereof, as follows:

                                                     VOTE
                                                     FOR          WITHHELD
                                                     ----         --------

1. The election as directors of the
   nominees listed below                             [   ]          [   ]
   (except as marked to the contrary below).

   V. Lawrence Evans (three-year term)
   Richard R. Haggen (three-year term)
   Robert C. Tauscher (three-year term)
   Dennis C. Joines (two-year term)

   INSTRUCTIONS: To withhold your vote for any individual nominees, write the nominee's name on the line below.

   -------------------------------------

   -------------------------------------

The Board of Directors recommends a vote "FOR" the election of the directors listed above.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR MEETING OF SHAREHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2002 ANNUAL MEETING.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from the Corporation, prior to the execution of this proxy, of Notice of the Annual Meeting, a proxy statement for the Annual Meeting and an Annual Report to Shareholders.

Dated:                     , 2002
       -------------------


  -------------------------------          ------------------------------
  PRINT NAME OF SHAREHOLDER                PRINT NAME OF SHAREHOLDER


  -------------------------------          ------------------------------
  PRINT NAME OF SHAREHOLDER                PRINT NAME OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.